QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

GRANITE CITY FOOD & BREWERY LTD.

AND

CONCEPT DEVELOPMENT PARTNERS LLC

FEBRUARY 8, 2011

i

ii

		Page
Article 11	Governing Law; Miscellaneous	28
11.1	Governing Law	28
11.2	Counterparts; Signatures by Facsimile	28
11.3	Headings	28
11.4	Severability	28
11.5	No Personal Liability of Directors, Officers, Owners, Etc	28
11.6	Entire Agreement; Amendments	28
11.7	Notices	28
11.8	Successors and Assigns	29
11.9	Third Party Beneficiaries	30
11.10	Publicity	30
11.11	Further Assurances	30
11.12	No Strict Construction	30
11.13	Remedies	30
11.14	Waiver of Jury Trial	30
Exhibit A—Certificate of Designation
Exhibit B—Debt Conversion Agreement
Exhibit C—DHW Registration Rights Agreement Amendment
Exhibit D—Master Agreement Amendment
Exhibit E—Registration Rights Agreement
Exhibit F—Form of Release and Escrow Agreement
Company's Disclosure Schedule

iii

STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement, dated as of February 8, 2011 (this "Agreement"), is entered into by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company"), and Concept Development Partners LLC, a Delaware limited liability company (the "Buyer").

RECITALS

        A.    WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act");

        B.    WHEREAS, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, 3,000,000 shares (the "Shares") of Series A Convertible Preferred Stock, $0.01 par value, of the Company (the "Series A Preferred"), the terms of which are set forth in a Certificate of Designation of Rights and Preferences to be filed with the Secretary of State of the State of Minnesota, substantially as set forth in Exhibit A (the "Certificate of Designation"); and

        C.    WHEREAS, the parties hereto have agreed to enter into certain other transactions and execute and deliver certain other documents and instruments as contemplated by this Agreement.

        NOW THEREFORE, the Company and the Buyer hereby agree as follows:

ARTICLE 1

DEFINITIONS

        "Accredited Investor" has the meaning set forth in Section 3.3.

        "Acquisition Proposal" has the meaning set forth in Section 5.2(d).

        "Adverse Recommendation Notice" has the meaning set forth in Section 5.2(b).

        "Agreement" has the meaning set forth in the opening paragraph hereof.

        "Alternative Acquisition Agreement" has the meaning set forth in Section 5.2(b).

        "Ancillary Agreements" means, collectively, the Credit Facility Agreement, the Debt Conversion Agreement Amendment, the DHW Registration Rights Agreement Amendment, the Employment Agreements, the Lease Amendments, the Master Agreement Amendment, the Release and Escrow Agreements, the Shareholder Voting Agreement and the Troy Purchase Agreement.

        "Buyer" has the meaning set forth in the opening paragraph hereof.

        "Change in Company Recommendation" has the meaning set forth in Section 5.2(b).

        "Closing" has the meaning set forth in Section 2.3.

        "Closing Date" means the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 and Article 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement.

        "Common Stock" means the Company's Common Stock, par value $0.01 per share.

        "Company" has the meaning set forth in the opening paragraph hereof.

        "Company Disclosure Schedule" has the meaning set forth in Article 4.

        "Company Shareholder Approval" has the meaning set forth in Section 5.4(a).

        "Company Shareholders Meeting" has the meaning set forth in Section 5.4(a).

        "Credit Facility Agreement" means a third party debt facility which totals at least $10,000,000.

        "Current Filings" means (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2009, as amended; (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2010; (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2010; (d) the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 2010; (e) the Company's Current Reports on Form 8-K filed with the SEC on March 4, 2010, March 16, 2010, June 23, 2010, August 26, 2010, August 31, 2010, September 7, 2010 and December 28, 2010; and (f) the Company's Definitive Proxy Statement on Schedule 14A for its 2010 Annual Shareholders Meeting, filed with the SEC on July 21, 2010.

        "Debt Conversion Agreement Amendment" means Amendment No. 2 to that certain Debt Conversion Agreement between DHW and the Company, substantially in the form attached as Exhibit B.

        "DHW" means DHW Leasing, L.L.C., a South Dakota limited liability company.

        "DHW Stock Repurchase Agreement" means that certain Stock Repurchase Agreement dated the date hereof by and between the Company and DHW.

        "DHW Registration Rights Agreement Amendment" means Amendment No. 1 to that certain Registration Rights Agreement between DHW and the Company, substantially in the form attached as Exhibit C.

        "Dunham" means, collectively, Mr. & Mrs. Donald A. Dunham, Jr., Mr. Charles J. Hey, Dunham Capital Management, L.L.C., DHW, and each of their and its affiliates.

        "Employment Agreements" mean (a) the Executive Employment Agreement between the Company and Robert Doran, (b) the Executive Employment Agreement between the Company and Dean Oakey and (c) the Amended and Restated Executive Employment Agreement between the Company and Steven J. Wagenheim.

        "Environmental Laws" has the meaning set forth in Section 4.13.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Evaluation Material" has the meaning set forth in Section 5.13.

        "Hazardous Materials" has the meaning set forth in Section 4.13.

        "Indemnified Party" has the meaning set forth in Section 9.1.

        "Intellectual Property" has the meaning set forth in Section 4.8.

        "Investment Company" has the meaning set forth in Section 4.15.

        "Knowledge" with respect to the Company means the actual knowledge of any member of the Board of Directors of the Company or the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company on the date of this Agreement or the Closing Date, as applicable.

        "Lease Amendments" shall mean the amendments to the leases between the Company and Dunham regarding the Company's Ft. Wayne, Creve Coeur, Madison, Roseville, Rockford and Maumee locations.

        "Lease Restructuring and Option Agreement" means the Lease Restructuring and Option Agreement dated the date hereof, among Dunham Capital Management, L.L.C., GC Rosedale, L.L.C. and the Company.

        "Lock-Up Agreements" means the letter agreements signed by the continuing directors and executive officers of the Company restricting their ability to transfer shares of Common Stock that each beneficially owns for the period of time specified in such letter agreements.

        "Losses" has the meaning set forth in Section 8.2.

        "Master Agreement Amendment" means Amendment No. 3 to the Master Agreement between Dunham Capital Management, L.L.C., DHW Leasing, L.L.C. and Dunham Equity Management, L.L.C, substantially in the form attached as Exhibit D.

        "Material Adverse Effect" means any material adverse effect on (a) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith; or (b) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, taken as a whole, other than (i) any change or effect relating to local, regional or United States national political, economic or financial conditions or resulting from or arising out of developments or conditions in credit, financial or securities markets, including without limitation, caused by acts of terrorism or war (whether or not declared) or any material worsening of such conditions existing as of the date of this Agreement, (ii) any change or effect generally affecting the industries, geographic areas or business segments in which the Company and its Subsidiaries operate, including without limitation, any increase in the prices of raw materials, to the extent such change or effect does not materially, disproportionately affect the Company relative to other industry participants, (iii) seasonal fluctuations in the business of the Company and its Subsidiaries that are reasonably consistent with the Company's and its Subsidiaries' historical seasonable fluctuations in operating performance, or (iv) any change in applicable law, rules or regulations or U.S. generally accepted accounting principles or the interpretation thereof.

        "MBCA" means Chapter 302A of Minnesota Statutes, also known as the Minnesota Business Corporation Act.

        "1933 Act" has the meaning set forth in the recitals hereof.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "Notice Period" has the meaning set forth in Section 5.2(b).

        "Potential Superior Proposal" has the meaning set forth in Section 5.2(a).

        "Proxy Statement" has the meaning set forth in Section 5.3(a).

        "Purchase Price" has the meaning set forth in Section 2.2.

        "Registrable Securities" means the shares of common stock of the Company issued by the Company to the holder of the Shares upon a conversion, pursuant to the Certificate of Designation, of the Shares or any other shares of Common Stock issued pursuant to the terms of this Agreement and held by such holder.

        "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form attached as Exhibit E, executed and delivered on the Closing Date, pursuant to which the Company agrees to register the resale of the Registrable Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

        "Regulation S" means Regulation S promulgated under the 1933 Act.

        "Release and Escrow Agreements" means the three Release and Escrow Agreements among DHW, the Company and each of DHW's lenders, substantially in the form attached as Exhibit F.

        "Representatives" has the meaning set forth in Section 5.2(a).

        "Rule 144" means Rule 144 promulgated under the 1933 Act.

        "SEC" means the United States Securities and Exchange Commission.

        "SEC Documents" has the meaning set forth in Section 4.5.

        "Series A Preferred" has the meaning set forth in the recitals hereof.

        "Shareholder Voting Agreement" means the Shareholder Voting Agreement between the Company and DHW to be entered into as of the Closing.

        "Shares" has the meaning set forth in the recitals hereof.

        "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

        "Superior Proposal" has the meaning set forth in Section 5.2(d).

        "Termination Date" has the meaning set forth in Section 10.2(a).

        "Transaction Documents" means this Agreement, the Registration Rights Agreement, and the DHW Stock Repurchase Agreement.

        "Troy Property" means the approximately two-acre real property site on Big Beaver Road in Troy, Michigan owned by Dunham.

        "Troy Purchase Agreement" means the Purchase Agreement between the Company and Dunham Capital Management, L.L.C., regarding the Troy Property, to be entered into in conjunction with the Closing.

        "Voting Agreement and Irrevocable Proxy" means the Voting Agreement and Irrevocable Proxy dated the date hereof among DHW Leasing, L.L.C., certain shareholders of the Company, the Company, Joel C. Longtin, Steven J. Wagenheim and the Buyer.

ARTICLE 2

PURCHASE AND SALE OF PREFERRED STOCK

        2.1    Purchase of Preferred Stock.    Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell the Shares to the Buyer, and the Buyer shall purchase from the Company the Shares.

        2.2    Purchase Price and Form of Payment.    At the Closing, the Buyer shall pay $9,000,000 (the "Purchase Price") for the Shares, by wire transfer of immediately available funds in accordance with the Company's written instructions.

        2.3    Payment of Buyer Fees and Expenses.    Concurrent with Buyer's payment of the Purchase Price, the Company shall pay to Buyer a cash transaction fee of $485,000 plus all of Buyer's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements.

        2.4    Closing Date.    Subject to the satisfaction (or permitted written waiver) of the conditions set forth in Article 6, Article 7 and Article 8 below, the closing of the transactions contemplated by this Agreement shall be held on the Closing Date at the offices of Briggs and Morgan, Professional Association, 2200 IDS Center, 80 South Eight Street, Minneapolis, Minnesota, or at such other location as may be mutually agreed upon by the parties to this Agreement (the "Closing").

ARTICLE 3

BUYER'S REPRESENTATIONS AND WARRANTIES

        The Buyer represents and warrants to the Company that:

        3.1    Organization and Qualification.    The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to purchase the Shares.

        3.2    Authorization; Enforcement.    This Agreement has been duly and validly authorized by, and duly executed and delivered on behalf of, the Buyer, and this Agreement constitutes the valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

        3.3    Securities Matters.    In connection with the Company's compliance with applicable securities laws:

          (a)   The Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemption and the eligibility of the Buyer to acquire the Shares.

          (b)   The Buyer is purchasing the Shares for its own account, not as a nominee or agent, for investment purposes and not with a present view towards distribution.

          (c)   The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act (an "Accredited Investor"), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. The Buyer understands that its investment in the Shares involves a significant degree of risk. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

        3.4    Information.    The Buyer and its advisors, if any, have been furnished with all information relating to the business, finances and operations of the Company and information relating to the offer and sale of the Shares that has been requested by the Buyer or its advisors. Buyer has access to and has reviewed the Current Filings. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Article 4 below.

        3.5    Ownership.    As of the date of this Agreement, Buyer owns no Common Stock of the Company.

        3.6    Financial Capability.    Buyer currently has or will have at Closing available funds necessary to pay the Purchase Price on the terms contemplated by this Agreement.

        3.7    Brokers and Finders.    Neither Buyer nor any of its Affiliates has taken any action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

        3.8    Restrictions on Transfer.    The Buyer understands that the Shares have not been and are not being registered under the 1933 Act or any applicable state securities laws. The Shares may not be transferred unless (i) the Shares are sold pursuant to an effective registration statement under the 1933 Act, (ii) the Buyer shall have delivered to the Company an opinion of counsel to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, (iii) the Shares are sold or transferred to an "affiliate" (as defined in Rule 144 (or a successor rule)) of the Buyer who agrees to sell or otherwise transfer the Shares only in accordance with this Section 3.8 and who is an Accredited Investor, (iv) the Shares are sold pursuant to Rule 144, or (v) the Shares are sold pursuant to Regulation S (or a successor rule), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions. Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

        The Buyer understands that until such time as the Shares have been converted to Registrable Securities and have been resold pursuant to a registration statement filed under the 1933 Act as contemplated by the Registration Rights Agreement, are eligible for resale pursuant to Rule 144(b)(1) under the 1933 Act without volume limitations, or are sold pursuant to another exemption from registration, certificates evidencing the Shares and the Registrable Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares):

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS."

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Company's Disclosure Schedule attached hereto ("Company Disclosure Schedule"), the Company represents and warrants to the Buyer that:

        4.1    Organization and Qualification.    Each of the Company and its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority as a corporation or other entity to own, lease, use and operate its properties and to carry on its business as now operated and conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary.

        4.2    Authorization; Enforcement.    The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Shares, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, other than the Company Shareholder Approval. This Agreement and the Transaction Documents have been duly executed and delivered by the Company. This Agreement constitutes, and each of the Transaction Documents will constitute, upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

        4.3    Capitalization; Valid Issuance of Securities.    As of the date hereof, the authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, of which 7,380,304 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which, 3,000,000 shares, including the Shares to be sold to the Buyer as contemplated by this Agreement, are issued and outstanding. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. The Shares have been duly authorized and upon issuance pursuant to the terms of this Agreement, and upon conversion to Registrable Securities, the Registrable Securities, will be validly issued, fully paid and nonassessable. As of the date of this Agreement, the Company has reserved (i) 6,000,000 shares of Common Stock for issuance upon conversion of the Shares; (ii) 1,000,000 shares of Common Stock issuable in conjunction with any dividends on the Shares and (iii) 1,362,953 shares of Common Stock upon exercise of options previously approved or awarded by the Company, or the Company's outstanding warrants or convertible debt securities. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the Current Filings, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares. Except for the agreements contemplated in connection with the Transactions or as disclosed in the Current Filings, the Company is not a party to, and to the Company's Knowledge, none of its shareholders are a party to, any agreements with respect to the voting or transfer of the Company's capital stock or with respect to any other material aspect of the Company's affairs.

        4.4    No Conflicts.    The execution, delivery and performance by the Company of this Agreement, the Transaction Documents, the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or the Bylaws, each as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound. Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, NASDAQ Marketplace Rules, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Transaction Documents. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, except for those required and contemplated by the Registration Rights Agreement. The Company is not in violation of the listing requirements of the NASDAQ Capital Market and does not reasonably anticipate that the Common Stock will be delisted by the NASDAQ Capital Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances that might give rise to any of the foregoing.

        4.5    SEC Documents; Financial Statements.    The Company has timely filed all registration statements, prospectuses, reports, schedules, forms, proxy statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in any subsequent filing prior to the date hereof.) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 28, 2010 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

        4.6    Absence of Certain Changes.    Since September 28, 2010, the Company has conducted its business only in the ordinary course, consistent with past practice, and since that date there has been no change and no development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.7    Absence of Litigation.    Other than as set forth in the Current Filings, there is no material action, suit, claim, proceeding, inquiry or investigation pending before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries, or their officers or directors in their capacities as such. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

        4.8    Patents, Copyrights.    The Company owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") which management of the Company has determined are necessary to enable it to conduct its business as now operated (and, to the Company's Knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pending or, to the Company's Knowledge, threatened that challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and, to the Company's Knowledge, as presently contemplated to be operated in the future; to the Company's Knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company makes no representation that any patent will issue as a result of any pending or proposed patent application.

        4.9    Tax Status.    Each of the Company and its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

        4.10    No Materially Adverse Contracts.    Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

        4.11    Certain Transactions.    Except for arm's length transactions, transactions that would not be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act, or transactions described or disclosed in the Current Filings, pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        4.12    Permits; Compliance.    Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Permits"), and there is no action pending or, to the Knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits.

Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 28, 2010, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

        4.13    Environmental Matters.    With respect to the Company or any of its Subsidiaries, the Company has no Knowledge of past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's Knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. Other than those that are or were stored, used or disposed of in compliance with applicable law, the Company has no Knowledge that Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, or that Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

        4.14    Title to Property.    The Company and its Subsidiaries have good and marketable title to all personal property owned by them and material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

        4.15    No Investment Company.    The Company is not, and upon the issuance and sale of the Shares as contemplated by this Agreement will not be an "investment company" as defined under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

        4.16    No Brokers.    The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

        4.17    Registration Rights.    Except pursuant to the Registration Rights Agreement, effective upon the Closing, neither Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the SEC or registered or qualified with any other governmental authority.

        4.18    1934 Act Registration.    The Common Stock is registered pursuant to Section 12(g) of the 1934 Act, and the Company has taken no action designed to, or which, to the Knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act.

        4.19    Labor Relations.    No labor or employment dispute exists or, to the Knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.20    Insurance.    The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary for companies in the Company's line of business. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and its Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

        4.21    ERISA.    Except as disclosed in the Current Filings, the Company does not have any employee benefit plan as defined in Section 3(3) of ERISA or any other executive or employee compensation program, and the Company has substantially performed all material obligations, whether arising by operation of law or by contract, respecting the plans and programs disclosed in the Company Disclosure Schedule, has no Knowledge respecting defaults or violations respecting such plans and programs and has timely made all contributions required to be made to such plans and programs. As to each employee benefit plan disclosed in the Company Disclosure Schedule that is intended to be "qualified" under Section 401 of the Code, such plan has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and remains so qualified. Neither the Company, nor any trade or business whether or not incorporated which together with the Company would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to any employee pension benefit plan, as defined in Section 3(2) of ERISA. The consummation of the transactions contemplated by this Agreement will not require the Company to make a larger contribution to, pay greater benefits or provide any other rights under any plan or program disclosed in the Company Disclosure Schedule or otherwise.

        4.22    Disclosure.    The Company understands and confirms that each Buyer will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Transaction Documents. All disclosure provided to the Buyers regarding the Company herein or in the Current Filings, including the disclosures in the Company Disclosure Schedule attached hereto furnished by or on behalf of the Company, taken as a whole is true and correct in all material respects and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for breaches or inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a Material Adverse Effect. No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

        4.23    Disclosure Controls.    Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act of the Company and each of its Subsidiaries provide reasonable assurance that material information relating to the Company and its Subsidiaries is made known to the Company's Chief Executive Officer and Chief Financial Officer and, based on an evaluation conducted as of September 28, 2010, there are no significant deficiencies or weaknesses in the design or operations of internal controls that could adversely affect the Company's ability to record, process and report financial data and other information required to be disclosed in the reports filed or furnished by the Company pursuant to the 1934 Act.

        4.24    Distribution Determination.    The Company has made a determination for the purposes of Section 302A.551 of the of MBCA, that the repurchase of Common Stock from DHW pursuant to the terms of the DHW Stock Repurchase Agreement meets the requirements of such section as of the date of this Agreement, assuming the consummation of the transactions contemplated by this Agreement, including the Company's drawdown of amounts under the Credit Facility Agreement.

ARTICLE 5

COVENANTS

        5.1    Interim Operations.    During the period from the date of this Agreement to the Closing (except as otherwise expressly provided, contemplated or permitted by the terms of this Agreement), the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted at the date of this Agreement, and, to the extent consistent therewith, use its reasonable commercial efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, governmental entities, licensees, distributors and others having business dealings with the Company with respect to its business, in each case consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided or permitted by this Agreement, prior to the Closing, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

          (a)   (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights (including convertible debt), warrants or options to acquire any such shares or other securities;

          (b)   issue, deliver, grant, sell, pledge, dispose of or otherwise encumber any of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock, other than (i) the issuance of shares of Common Stock upon the exercise of rights (including convertible debt), warrants or options outstanding on the date of this Agreement, (ii) options to purchase common stock issuable pursuant to the Company's policy of awarding options to its non-employee directors on the anniversary of their election to the Company's Board, (iii) modifications to or grants of directors' options as needed to prevent the forfeiture thereof upon a resignation of a director as contemplated by this Agreement (which modifications are described in the Company's Disclosure Schedule); or (iv) Common Stock or rights to purchase Common Stock triggered or issuable pursuant to antidilution provisions in warrants or other rights outstanding on the date of this Agreement;

          (c)   amend the Company's articles of incorporation or bylaws;

          (d)   acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (ii) any assets that would be material, individually or in the aggregate, to the Company, except purchases of supplies, equipment and inventory in the ordinary course of business consistent with past practice;

          (e)   sell, lease, transfer, sublicense, mortgage, pledge, grant a lien, mortgage, pledge, security interest, charge, claim or other encumbrance of any kind or nature on or otherwise encumber or dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

          (f)    (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) working capital borrowings and increases in letters of credit under revolving credit facilities incurred in the ordinary course of business consistent with past practice, (y) indebtedness incurred to refund, refinance or replace indebtedness for borrowed money outstanding on the date of this Agreement and (z) indebtedness existing solely between the Company and its wholly-owned Subsidiaries or between such Subsidiaries or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

          (g)   except for capital expenditures in compliance with the amounts and timing included in the Company's written capital expenditure plan previously made available to the Buyer, make or incur any capital expenditure, except in the ordinary course of business consistent with past practice;

          (h)   change any method of tax accounting, make or change any material election relating to taxes, file any amended tax return, settle or compromise any material tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes, enter into any closing agreement with respect to taxes, or surrender any right to claim a tax refund;

          (i)    except to the extent permitted by Section 5.2 of this Agreement, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

          (j)    adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization;

          (k)   enter into any new collective bargaining agreement;

          (l)    change any accounting principle used by it, except as required by applicable laws or generally accepted accounting principles;

          (m)  settle or compromise any material litigation, including any litigation that is brought by any current, former or purported holder of any capital stock or debt securities of the Company or any of its Subsidiaries relating to the transactions contemplated by this Agreement, or, except in the ordinary course of business consistent with past practice or as otherwise required pursuant to contracts existing on or prior to the date of this Agreement or entered into in the ordinary course consistent with past practice after the date of this Agreement, and so long as such settlement would not impose any injunctive or similar order on the Company or restrict in any way the business of the Company, pay, discharge or satisfy any material claims, liabilities or obligations;

          (n)   except as set forth in the Company Disclosure Schedule, (i) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee whose annual base salary exceeds $150,000, (ii) adopt any new incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees or amend any existing Company compensation or benefit plan (other than amendments required by law or to maintain the tax qualified status of such plans), (iii) grant any increases in employee compensation, other than in the ordinary course consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments consistent with past practices) provided that any such increase shall not include increases in compensation to officers or any employee whose annual base salary exceeds $150,000 or (iv) grant any stock options or stock awards;

          (o)   cancel any debts or waive any claims or rights of substantial value (including the cancellation, compromise, release or assignment of any indebtedness owed to, or claims held by, the Company), except for cancellations made or waivers granted with respect to claims other than indebtedness in the ordinary course of business consistent with past practice which, in the aggregate, are not material or for claims other than indebtedness which are cancelled or waived in connection with the settlement of the actions referred to in, and to the extent permitted by, clause (m) above;

          (p)   except as set forth in the Company Disclosure Schedule, (i) enter into any contract, agreement or other arrangement, or series of contracts, agreements or other arrangements, not in the ordinary course of business that would require the Company to expend more than $200,000 individually or $500,000 in the aggregate in any fiscal year, (ii) modify, amend in any material respect, transfer or terminate any material contract of the Company or waive, release or assign any material rights or claims thereto or thereunder, (iii) enter into or extend in any material respect any lease with respect to the Company's real property, (iv) modify, amend, transfer or terminate in any material respect any Intellectual Property agreements, standstill or confidentiality agreement with any third party, or waive, release or assign any material rights or claims thereto or thereunder or (v) enter into, modify, amend, transfer or terminate any contract to provide exclusive rights or obligations;

          (q)   except as provided in Section 5.2(b), agree, authorize or commit to do any of the foregoing or any action or fail to take any action which would result in any of the conditions set forth in Article 8 not being satisfied or that would reasonably be expected to result in a Material Adverse Effect; or

          (r)   authorize any of, or commit or agree to take any of, the foregoing actions.

        5.2    Acquisition Proposals.

          (a)    No Solicitation or Negotiation.    The Company hereby covenants that, except as expressly permitted by this Section 5.2, the Company shall not, and the Company shall use its reasonable commercial efforts to instruct and cause its officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives (such officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, "Representatives") not to, directly or indirectly:

              (i)  solicit, initiate or knowingly take any action to facilitate or encourage, whether publicly or otherwise, the submission of any inquiries or the making of any inquiry, proposal or offer or other efforts or attempts that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below);

             (ii)  enter into, or participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal; or

            (iii)  enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement with respect to any Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing.

  The Company shall, and shall direct its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any Acquisition Proposal existing on the date of this Agreement and shall use its (and will cause the Company Representatives to use their) commercially reasonable efforts to require the other parties thereto to promptly return or destroy in accordance with the terms of such agreement any confidential information previously furnished by the Company, its Subsidiaries or its Representatives thereunder.

          Notwithstanding anything to the contrary set forth in this Agreement the Company may, to the extent failure to do so would reasonably be expected to result in a breach of the fiduciary obligations of the Company's Board of Directors under applicable law, as determined in good faith by the Company's Board of Directors after consultation with outside counsel, in response to (1) a Superior Proposal (as defined below) or (2) a bona fide, unsolicited written Acquisition Proposal that the Company's Board of Directors determines in good faith after consultation with outside counsel and its financial advisor is or is reasonably likely to lead to a Superior Proposal (any such Acquisition Proposal, a "Potential Superior Proposal"), (x) furnish information with respect to the Company to the person making such Superior Proposal or Potential Superior Proposal and its Representatives (provided that the Company shall promptly make available to the Buyer any material non-public information concerning the Company or its Subsidiaries that is made available to any person given such access which was not previously made available to the Buyer) pursuant to a customary confidentiality agreement for a period of not less than eighteen months, with a six-month standstill provision and an eighteen-month non solicitation provision and (y) participate in discussions or negotiations with such person and its Representatives regarding any such Superior Proposal or Potential Superior Proposal. The Company shall promptly advise the Buyer of the receipt by the Company of any Acquisition Proposal or any request for non public information made by any person or group of persons that has informed the Company it is considering making an Acquisition Proposal or any request for discussions or negotiations with the Company or the Company Representatives relating to an Acquisition Proposal (in each case within 48 hours of receipt thereof), and the Company shall provide to the Buyer (within such 48-hour time frame) a written summary of the material terms of such Acquisition Proposal (it being understood that such material terms shall include the identity of the person or group of persons making the Acquisition Proposal) and if the Company determines to begin providing information or to engage in discussions regarding an Acquisition Proposal. The Company shall keep the Buyer reasonably informed of any material change to the terms and conditions of any Acquisition Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any person subsequent to the date hereof which prohibits the Company from providing such information to the Buyer.

          (b)    No Change in Company Recommendation or Alternative Acquisition Agreement.    Except as expressly permitted by this Section 5.2, the Company's Board of Directors and each committee thereof shall not:

              (i)  withdraw or modify (or publicly propose to withdraw or modify), in a manner adverse to the Buyer, the approval or recommendation by the Company's Board of Directors or any committee thereof with respect to the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements;

             (ii)  cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than a confidentiality agreement entered into in the circumstances referred to in Section 5.2(a)); or

            (iii)  approve, recommend or propose publicly to approve or recommend any Acquisition Proposal.

          Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Shareholder Approval, the Company's Board of Directors may withdraw, qualify or modify or propose publicly to withdraw, qualify or modify in any manner adverse to the Buyer, its approval or recommendation with respect to the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements or approve or recommend any Superior Proposal made or received after the date of this Agreement, if the Company's Board of Directors determines in good faith, after consultation with outside counsel, that failure to do so would reasonably be expected to result in a breach of its obligations under applicable law (a "Change in Company Recommendation"); provided, however, that no Change in Company Recommendation may be made in response to a Superior Proposal until three business days (the "Notice Period") following the Buyer's receipt of written notice from the Company (an "Adverse Recommendation Notice") (x) advising the Buyer that the Company's Board of Directors intends to make such Change in Company Recommendation and the reason for such change, (y) specifying the material terms and conditions of such Superior Proposal (including the proposed financing for such proposal) and (z) identifying any party making such Superior Proposal; provided further prior to effecting such Change in Company Recommendation in response to a Superior Proposal, the Company shall, and shall cause its legal and financial advisors to, during the Notice Period, negotiate with the Buyer in good faith (to the extent the Buyer desire to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal. In the event that during the Notice Period any revisions are made to the Superior Proposal to which the proviso in this Section 5.2(b) applies and the Company's Board of Directors in its good faith judgment determines such revisions are material (it being agreed that any change in the purchase price in such Superior Proposal shall be deemed a material revision), the Company shall be required to deliver a new Adverse Recommendation Notice to the Buyer and to comply with the requirements of this Section 5.2(b) with respect to such new written notice, except that the Notice Period shall be reduced to two business days. In determining whether to make a Change in Company Recommendation in response to a Superior Proposal, the Company's Board of Directors shall take into account any changes to the terms of this Agreement proposed by the Buyer (in response to an Adverse Recommendation Notice or otherwise) in determining whether such third party Acquisition Proposal still constitutes a Superior Proposal.

          (c)    Certain Permitted Disclosure.    Nothing contained in this Agreement shall be deemed to prohibit the Company from taking and disclosing to its shareholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the 1934 Act or from making any other disclosure to the Company's shareholders or the general public if, in the good faith judgment of the Company's Board of Directors, after consultation with outside counsel, failure to so disclose would reasonably be expected to result in a breach of its fiduciary duties under applicable law; provided, however, that neither the Company nor the Company's Board of Directors (or any committee thereof) shall be permitted to recommend that the Company's shareholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Acquisition Proposal), unless in each case, in connection therewith, the Company's Board of Directors effects a Change in Company Recommendation; provided further that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act) shall be deemed to be a Change in Company Recommendation unless the Company's Board of Directors expressly reaffirms the Company Recommendation at least two business days prior to the Company Shareholders Meeting if the Buyer has delivered to the Company a written request to so reaffirm at least 48 hours (or if 48 hours is impracticable, as far in advance as is practicable) prior to the time such reaffirmation is to be made.

          (d)    Definitions.    As used in this Agreement:

            "Acquisition Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, 10% or more of the equity securities or consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

            "Superior Proposal" means any bona fide written Acquisition Proposal made by a third party and not solicited in violation of Section 5.2(a) to acquire more than 50% of the equity securities or more than 50% of the assets of the Company and its Subsidiaries, taken as a whole, pursuant to a tender or exchange offer, a merger, a recapitalization, a consolidation or a sale of its assets, which the Company's Board of Directors determines in its good faith judgment (after consultation with its financial advisor) (i) to be more favorable from a financial point of view to the holders of Common Stock than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed on the terms proposed therein, after taking into account the likelihood and timing of completion (as compared to the transactions contemplated by this Agreement) and after taking into account all financial (including the financing terms of such Acquisition Proposal), regulatory, legal and other aspects of such proposal.

        5.3    Proxy Statement.

          (a)   As soon as practicable following the date of this Agreement, the Company shall, in consultation with the Buyer, prepare and file with the SEC a proxy statement to be sent to the shareholders of the Company regarding the Company Shareholder Approval (the "Proxy Statement"). Each of the parties hereto shall provide promptly to the other parties hereto such information concerning its business and financial statements and affairs as, in the reasonable judgment of such party and its counsel, may be required or appropriate for inclusion in the Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other party's counsel and auditors in the preparation of the Proxy Statement. Each of the Company and the Buyer shall use its reasonable commercial efforts to respond as promptly as practicable to any comments of the SEC to the Proxy Statement, and the Company shall use its reasonable commercial efforts to cause the definitive Proxy Statement to be mailed to the shareholders of the Company.

          (b)   The Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the date of the meeting of shareholders of the Company to obtain the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by the Buyer expressly for inclusion therein. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company without providing the Buyer a reasonable opportunity to review and comment thereon. If at any time prior to the Closing any information relating to the Company or the Buyer, or any of their respective affiliates, officers or directors, should be discovered by such party and which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party or parties hereto, as applicable, and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the shareholders of the Company. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the 1934 Act and the rules of the NASDAQ Capital Market.

          (c)   The Buyer agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by any of them for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders and at the date of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Buyer with respect to information supplied in writing by the Company expressly for inclusion therein.

        5.4    Shareholder Approval and Board Recommendation.

          (a)   The Company, acting through the Company's Board of Directors, will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene a meeting of shareholders of the Company (the "Company Shareholders Meeting") as promptly as practicable after the Proxy Statement is available for mailing to secure the necessary approval of the transactions contemplated by this Agreement and the other Transaction Documents and Ancillary Agreements from (i) a majority of the voting power of the Company's outstanding common stock and (ii) a majority of the voting power of the Company's common stock not owned by DHW and its affiliates present in person or by proxy at the Company Shareholders Meeting, each in accordance with (A) the provisions of the Company's organizational and other governance documents, (B) the resolutions of the Company's board of directors, (C) the MBCA, (D) the continued listing requirements of the NASDAQ Capital Market and (E) any other applicable legal requirements (collectively, the "Company Shareholder Approval"). The Company will hire, at its sole expense, Georgeson Inc. as a proxy solicitor to seek the Company Shareholder Approval.

          (b)   Subject to Section 5.2, (i) the Company's independent directors shall unanimously recommend that the shareholders of the Company vote in favor of the transactions contemplated by this Agreement and the other Transaction Documents and Ancillary Agreements; (ii) the Proxy Statement shall include a statement to the effect the Company's independent directors have unanimously recommended that the shareholders of the Company vote in favor of the transactions;

  and (iii) neither the Company's independent directors nor any committee of the Company's Board of Directors shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Buyer, the unanimous recommendation of the Company's independent directors that the shareholders of the Company vote in favor of the transactions contemplated by this Agreement and the other Transaction Documents and Ancillary Agreements.

        5.5   Filings; Notification; Access.

          (a)   The Company and Buyer shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements. Subject to applicable laws relating to the exchange of information, the Buyer and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Buyer or the Company, as the case may be, that appear in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements. In exercising the foregoing right, each of the Company and the Buyer shall act reasonably and as promptly as practicable.

          (b)   Subject to applicable laws relating to the exchange of such information, the Company and the Buyer each shall, upon request by the other, furnish the other with all information concerning itself, its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any other statement, filing, notice or application made by or on behalf of the Buyer or the Company to any third party or any governmental entity in connection with the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements.

          (c)   Subject to applicable law and the instructions of any governmental entity, the Company and the Buyer each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by the Buyer or the Company, as the case may be, from any third party or any governmental entity with respect to the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements. The Company and the Buyer each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company and the Buyer to consummate the transactions contemplated by this Agreement.

          (d)   Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause each of its Subsidiaries to) afford the Representatives of the Buyer reasonable access, during normal business hours throughout the period prior to the Closing, to its properties, books, contracts, records and personnel and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 5.5(d) shall affect or be deemed to modify any representation or warranty made by the Company herein.

        5.6    Form D; Blue Sky Laws.    Following the Closing, the Company shall file with the SEC a Form D with respect to the Shares as required under Regulation D and each applicable state securities commission and will provide a copy thereof to the Buyer promptly after such filing.

        5.7    Use of Proceeds.    The Company shall use the proceeds from the sale of the Shares and proceeds obtained from drawdowns under the Credit Facility Agreement to (a) repurchase shares of Common Stock pursuant to the DHW Stock Repurchase Agreement, (b) purchase the Troy Property, (c) repay indebtedness of the Company substantially as set forth in Section 5.7 of the Company Disclosure Schedule or as otherwise directed by the Company's Board of Directors and (d) otherwise for general corporate purposes.

        5.8    Listing.    The Company will obtain and, for so long as the Buyer owns any of the Shares or Registrable Securities, use its best efforts to maintain the listing of its Common Stock on the NASDAQ Capital Market or any equivalent replacement exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASDAQ Capital Market and such exchanges, as applicable. Notwithstanding the foregoing, action taken after the Closing by the board of directors of the Company that results in the cessation of such listing, whether due to a merger, exchange, sale of assets or other transaction that result in a delisting of the Common Stock shall not give rise to liability on the part of the Company to Buyer.

        5.9    No Integration.    The Company shall not make any offers or sales of any security (other than the Shares hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the 1933 Act or cause the offering of the Shares or Registrable Securities to be integrated with any other offering of securities by the Company for the purpose of any shareholder approval provision applicable to the Company or its securities.

        5.10    DHW Common Stock Repurchase.    On the Closing Date, the Company shall repurchase 3,000,000 shares of Common Stock owned by DHW pursuant to the terms of the DHW Stock Repurchase Agreement. The Company agrees that it shall not materially amend or consent to any material provision of the DHW Stock Repurchase Agreement without obtaining the prior written consent of Buyer.

        5.11    Purchase of Dunham Troy Property.    On the Closing Date or as soon as practicable thereafter, the Company will, subject to the terms of the real estate purchase agreement with DHW, purchase fee simple title (free and clear of all liens and encumbrances) to the Troy Property, together with all the plans, permits, related assets and other costs associated with the Troy Property and held by Dunham. Upon completing such purchase of the Troy Property, the Company shall be responsible for paying the real estate taxes payable in 2010 and in all future years thereafter; provided, however, any penalties, late fees or assessments incurred by the Company as a result of not paying the real estate taxes payable in 2009 and 2010 when due shall be deducted from the purchase price of the Troy Property.

        5.12    Insurance.    For so long as Buyer beneficially owns (as defined in Rule 13d-3 promulgated under the 1934 Act) the Shares or Registrable Securities, the Company shall use its best efforts and, where applicable, shall cause each Subsidiary to maintain or cause to be maintained with financially sound and reputable insurers that have a rating of "A-" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), directors' liability insurance providing at least the same coverage and amounts and containing terms and conditions which are not less advantageous in any material respect than the directors' liability insurance maintained by the Company as of the Closing Date.

        5.13    Confidentiality.    The parties acknowledge that the letter agreement dated August 24, 2010 executed by James G. Gilbertson on behalf of the Company and Dean S. Oakey on behalf of CDP Management Partners LLC is hereby terminated and of no further force and effect and that the provisions of this Section 5.13 shall control the confidentiality of discussions and information exchanged between the Company and the Buyer; provided, however, that Buyer shall retain all liability to the Company arising from any breach of the obligations under such letter agreement prior to the date hereof. The Company and the Buyer agree that all discussions between them and all information that the Company, its affiliates or its representatives furnish to the Buyer or its representatives, whether before or after the date hereof, including any discussions, reports, analyses, compilation, memoranda, notes and any reports or analyses prepared by the Buyer or its representatives which reflect or are based upon such information (collectively the "Evaluation Material"), will be kept confidential; provided, however, that (i) any of such information may be disclosed to officers, directors, employees, counsel and other representatives of the Buyer who need to know such information for the purpose of evaluating the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements (it being understood that the Buyer will cause its representatives to treat such information confidentially and in accordance with the terms of this Section 5.13 and be responsible for any violation by them of the terms hereof) and (ii) any disclosure of such information may be made to which the Company consents in writing. The Buyer agrees that all Evaluation Material will be used solely for the purpose of evaluating and documenting the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements. The term "Evaluation Material" does not include information which was or becomes generally available on a non-confidential basis. In the event this Agreement is terminated, the Buyer will (and will cause its representatives to) promptly, upon the request of the Company, destroy the Evaluation Material without retaining any copy thereof. The provisions of this Section 5.13 shall terminate two years from the date hereof.

ARTICLE 6

CONDITIONS TO EACH PARTY'S OBLIGATIONS

        The respective obligations of each party to effect the purchase and sale of the Shares and complete the other transactions contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions, which conditions may be waived by the Company and the Buyer:

        6.1    Approvals by the Company's Shareholders.    This Agreement and the Stock Repurchase Agreement shall have received the Company Shareholder Approval.

        6.2    No Restraints.    No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing, or rendering illegal, the consummation and performance of this Agreement; provided, however, that prior to asserting this condition, the Company shall have used reasonable best efforts to prevent the entry of any such injunction or other order, to have any such order or injunction lifted or withdrawn, and to appeal as promptly as practicable any such injunction or other order that may be entered.

ARTICLE 7

CONDITIONS TO THE COMPANY'S OBLIGATION

        In addition to the satisfaction of the conditions of Article 6, the obligation of the Company hereunder to issue and sell the Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

        7.1    Execution of Transaction Documents and Payment of Purchase Price.    Buyer shall have executed and delivered the Transaction Documents and shall have delivered the Purchase Price in accordance with Section 2.2 above.

        7.2    Representations and Warranties.    The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date).

        7.3    Performance of Obligations.    Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing, and the Company shall have received a certificate to such effect signed on behalf of Buyer by an executive officer of Buyer.

        7.4    Credit Facility Agreement.    The Credit Facility Agreement shall have been signed and closed and the proceeds available thereunder shall have been available to draw down.

        7.5    Ancillary Agreements.    Buyer shall have executed and delivered the Ancillary Agreements to which it is a party and to which a form of the Ancillary Agreement is attached as an exhibit to this Agreement.

ARTICLE 8

CONDITIONS TO BUYER'S OBLIGATION

        In addition to the satisfactions of the conditions of Article 6, obligation of the Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

        8.1    Delivery of Transaction Documents, Stock Certificate and Material Consents.    The Company shall have executed and delivered the Transaction Documents to the Buyer. The Company shall have delivered to the Buyer a stock certificate representing the Shares duly executed by the appropriate officers of the Company. The Company shall have obtained all material consents required to complete the Transactions.

        8.2    Execution of Ancillary Agreements.    The Ancillary Agreements shall have been executed and delivered by the applicable parties.

        8.3    Performance of Agreements.    The respective parties (other than the Buyer) have performed their material obligations under (i) the Stock Repurchase Agreement, (ii) the Lease Restructuring and Option Agreement, (iii) the Voting Agreement and Irrevocable Proxy and (iv) the Lock-Up Agreements.

        8.4    Financing.    The Buyer shall have secured financing by arranging for the Credit Facility Agreement, on terms and conditions acceptable to Buyer.

        8.5    Due Diligence.    The Buyer shall have completed its due diligence investigation of the Company and the results of such due diligence investigation shall be acceptable to Buyer; provided, however, that Buyer may only claim a failure to meet this condition at any time prior to the commencement of printing of the final Proxy Statement prior to mailing to the Company's shareholders.

        8.6    Filing of Certificate of Designation.    The Company shall have provided evidence to the Buyer of the filing of the Certificate of Designation with the Secretary of State of the state of Minnesota in substantially the form set forth in Exhibit A.

        8.7    Landlord Lease Reductions.    The Company shall have provided evidence to the Buyer that it has secured permanent rent reductions of $250,000 per year from either (i) non-Dunham affiliated landlords on the Dunham land leases or (ii) the fee-simple restaurants owned by third-party landlords other than Dunham. The $250,000 rent reduction contemplated by this Section 8.7 is in addition to any rent reductions to Dunham-owned properties required or contemplated by the Stock Repurchase Agreement.

        8.8    Representations, Warranties and Covenants.    The representations and warranties of the Company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company, as applicable, at or prior to the Closing Date.

        8.9    No Material Adverse Effect.    There shall have been no change in the assets, liabilities (contingent or otherwise), affairs, business, operations, prospects or conditions (financial or otherwise) of the Company or its Subsidiaries that would constitute a Material Adverse Effect.

        8.10    Company Certificate.    The Company shall have delivered to the Buyer a certificate, signed by its Chief Executive Officer and Chief Financial Officer, as to the Company's compliance with the conditions set forth in Sections 8.8 and 8.9.

 ARTICLE 9

INDEMNIFICATION

        9.1    Survival.    The representations and warranties of the Company set forth in Sections 4.5, 4.9, 4.13, and 4.21 shall survive the Closing, notwithstanding any due diligence investigation conducted by or on behalf of the Buyer, for the greater of (a) 15 months from the Closing Date and (b) the applicable statute of limitations period. The other representations and warranties of the Company in Article 4 and the Buyer in Article 3 shall survive for a period of 15 months from the Closing Date, notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

        9.2    Indemnification by the Company.    Except as otherwise provided in this Article 9, the Company agrees to indemnify, defend and hold harmless the Buyer and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Buyer Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, or written threats thereof, damages, expenses or other liabilities (including reasonable fees, disbursements and other charges of counsel incurred by the Buyer Indemnified Party resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company to such Buyer Indemnified Party set forth in this Agreement or any of the Transaction Documents ("Buyer Losses"), other than Buyer Losses incurred by a Buyer Indemnified Party relating to a claim or action by the Company against any Buyer Indemnified Party for the breach (or alleged breach) of this Agreement or any documents contemplated by this Agreement by such Buyer Indemnified Party. In addition to all other factors that may affect the amount of indemnification paid to Buyer hereunder, in determining the amount of any such indemnification payment, Buyer and the Company shall consider the fact that Buyer has ownership interest in the Company and will bear a portion of the burden of any indemnification payment by the Company to Buyer.

        9.3    Indemnification by the Buyer.    Except as otherwise provided in this Article 9, the Buyer agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Company Indemnified Party") to the fullest extent permitted by law from and against any and all Losses (including reasonable fees, disbursements and other charges of counsel incurred by the Company Indemnified Party) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Buyer to such Company Indemnified Party set forth in this Agreement or any of the Transaction Documents ("Company Losses"), other than Company Losses incurred by a Company Indemnified Party relating to a claim or action by the Buyer against any Company Indemnified Party for the breach (or alleged breach) of this Agreement or any documents contemplated by this Agreement by such Company Indemnified Party.

        9.4    Limitations.    The entitlement of any Buyer Indemnified Party or Company Indemnified Party (each, an "Indemnified Party") to be indemnified shall be subject to the following:

          (a)   No claim for Buyer Losses due to a breach of representation or warranty by the Company shall be made unless the aggregate of all Buyer Losses for which claims are made hereunder by the Buyer Indemnified Parties exceeds $250,000 (the "Buyer Threshold"). If the total amount of such Buyer Losses exceeds the Buyer Threshold, then the Buyer Indemnified Party shall be entitled to be indemnified against and compensated and reimbursed for the portion of such Buyer Losses exceeding the Buyer Threshold.

          (b)   No claim for Company Losses due to a breach of representation or warranty by the Buyer shall be made unless the aggregate of all Company Losses for which all claims are made hereunder by the Company Indemnified Parties exceeds $250,000 (the "Company Threshold"). If the total amount of such Company Losses exceeds the Company Threshold, then the Company Indemnified Party shall be entitled to be indemnified against and compensated and reimbursed for the portion of such Company Losses exceeding the Company Threshold.

          (c)   In no event shall the Company be responsible for an aggregate amount of Buyer Losses in excess of $2,500,000.

          (d)   In no event shall the Buyer be responsible for an aggregate amount of Company Losses in excess of $2,500,000.

          (e)   Qualifications as to materiality using the term "material" (or any variation thereof) or Material Adverse Effect in any representation, warranty or covenant shall only be taken into account in determining whether a breach of such representation, warranty or covenant (or failure of any representation or warranty to be true and correct) exists, and shall not be taken into account in determining the amount of any Buyer Losses or Company Losses with respect to such breach of representation, warranty or covenant (or failure of any representation or warranty to be true and correct).

          (f)    Except with respect to Buyer Losses or Company Losses actually awarded to a third party in an action brought against an Indemnified Person, no Indemnified Person is entitled to indemnity for punitive damages, or for lost profits, consequential, exemplary or special damages.

          (g)   All Indemnity Amounts to be paid by the Company to a Buyer Indemnified Party hereunder shall be paid in cash or, if the Company's Board of Directors determines in good faith that the Company does not have sufficient cash to pay such Indemnity Amounts or the Company is otherwise contractually restricted from making payments to shareholders of the Company, pursuant to a subordinated note that (i) bears interest at 8% per annum, (ii) will be due in full on the earlier to occur of (A) two years following the date of such note and (B) a merger involving the Company, sale of all or substantially all of the assets of the Company or other change of control of the Company and (iii) shall be prepaid without penalty if the Company's Board of Directors determines in good faith that the Company has sufficient cash and is contractually permitted to prepay such note.

          (h)   Without duplication, no indemnification payment by the Company shall be considered an additional Buyer Loss.

        9.5    Notification.    Each Indemnified Party under this Article 9 shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the other party under this Article 9, notify the other party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the other party of any such action shall not relieve the other party from any liability which it may have to such Indemnified Party except and only to the extent that such omission results in the other party's forfeiture of substantive rights or defenses and such forfeiture results in more damages than would otherwise have resulted. In case any such claim shall be brought against any Indemnified Party, and it shall notify the other party of the commencement thereof, the other party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the other party or (y) a conflict or potential conflict exists between the other party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the other party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the other party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The other party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising, or that may arise, out of such claim, including any injunctive relief against any Indemnified Party. The other party shall not be liable for any settlement of any claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise, in the case of any fraud committed by the other party.

        9.6    Contribution.    If the indemnification provided for in this Article 9 from the other party is unavailable to an Indemnified Party hereunder in respect of any Buyer Losses or Company Losses referred to herein, then the other party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Buyer Losses or Company Losses in such proportion as is appropriate to reflect the relative fault of the other party and Indemnified Party in connection with the actions which resulted in such Buyer Losses or Company Losses, as well as any other relevant equitable considerations. The relative faults of such other party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such other party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Buyer Losses or Company Losses referred to above shall be deemed to include, subject to the limitations set forth in this Article 9, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

ARTICLE 10

TERMINATION

        10.1    Termination by Mutual Consent.    This Agreement may be terminated at any time prior to the Closing, whether before or after the Company Shareholder Approval has been obtained, by mutual written consent of the Company and the Buyer.

        10.2    Termination by Either the Buyer or the Company.    This Agreement may be terminated at any time prior to the Closing by either the Company or the Buyer:

          (a)   if the Closing shall not have occurred by July 31, 2011, whether such date is before or after the date of the Company Shareholder Approval (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 10.2(a) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the transactions contemplated by this Agreement to be consummated by the Termination Date; provided, further, however, that the Termination Date may be extended up to December 31, 2011 if the termination date under the Stock Repurchase Agreement is extended past July 31, 2011, in which case the Termination Date shall be changed hereunder to the new termination date under the Stock Repurchase Agreement;

          (b)   if the conditions of Article 6 have not been satisfied or waived; or

          (c)   if any order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement shall become final and non-appealable (whether before or after the Company Shareholder Approval).

        10.3    Termination by the Company.    This Agreement may be terminated at any time prior to the Closing, by action of the Company's Board of Directors:

          (a)   if, prior to obtaining the Company Shareholder Approval, (i) the Company's Board of Directors authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (ii) the Buyer does not make, within two business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company's Board of Directors determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal.

          (b)   if the conditions of Article 7 have not been satisfied or waived, provided that the Company is not then in breach of this Agreement such that any of the conditions set forth in Section 8.8 would not be satisfied.

        10.4    Termination by the Buyer.    This Agreement may be terminated at any time prior to the Closing by the Buyer:

          (a)   in the event that (i) the Company's Board of Directors shall have effected a Change in Company Recommendation or (ii) the Company's Board of Directors fails publicly to reaffirm its adoption and recommendation of the transactions contemplated by this Agreement, the other Transaction Documents or the Ancillary Agreements within twenty business days of receipt of a written request by the Buyer to provide such reaffirmation following an Acquisition Proposal; or

          (b)   if the conditions of Article 8 have not been satisfied or waived, such that Section 8.8 would not be satisfied and such breach or condition is not curable by the Termination Date, provided that the Buyer is not then in breach of this Agreement such that the conditions set forth in Sections 7.2 and 7.3 would not be satisfied.

        10.5    Effect of Termination and Abandonment.

          (a)   In the event of termination of this Agreement pursuant to this Section 10, this Agreement shall , except as provided herein, become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement.

          (b)   If this Agreement is terminated because the condition of Sections 6.2, 8.5 or 8.7 have not been satisfied, or Section 10.2(c) or 10.3(b) has not been satisfied, then no Expenses or Break-up Fees shall be payable by the Company.

          (c)   If this Agreement is terminated under the provisions set forth below, the Company agrees to pay Buyer, as Buyer's exclusive remedy under or arising from the transactions contemplated by this Agreement and the other Transaction Documents and the Ancillary Agreements, Buyer's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement ("Expenses"), upon the other Transaction Document and the Ancillary Agreements and, where applicable, a break-up fee ("Break-up Fee") as follows:

              (i)  If the Company shall terminate this Agreement pursuant to Section 10.2(a) (and the Company consummates an Acquisition Proposal within twelve months of such termination) or Section 10.3(a) or Buyer shall terminate this Agreement pursuant to Section 10.2(a) (and the Company consummates an Acquisition Proposal within twelve months of such termination), Section 10.4(a) or Section 10.4(b), the Company shall pay Buyer (without duplication) its Expenses (which shall not exceed $500,000) and a Break-up Fee in the amount of $500,000.

             (ii)  If Buyer or the Company shall terminate this Agreement (x) pursuant to Section 10.2(b) because the condition of Section 6.1 shall not have been satisfied, or (y) the proposed lender(s) to the Company under the Credit Facility Agreement or a commitment letter therefor shall have withdrawn its commitment such that the Company cannot perform its obligations under this Agreement, then in either such case the Company shall pay Buyer (without duplication) its expenses equal to, at the Buyer's sole option, either (i) $100,000 in immediately available funds plus the issuance of 200,000 shares of Common Stock (which shares of Common Stock shall be subject to a registration rights agreement to be entered into between the Company and the Buyer in form and substance similar to the Registration Rights Agreement) or (ii) $100,000 in immediately available funds and $100,000 payable without interest equally over a period of 24 months ($4,166.67 per month).

          (d)   The fees set forth in Section 10.5(c) shall be paid promptly by the Company, but in no event later than (x) two business days after the first to occur of the execution of an acquisition agreement or the consummation of the Acquisition Proposal, in the case of a termination under clause (c)(i) above pursuant to Section 10.2(a); (y) on the date of termination of this Agreement in the other cases of clause (c)(i) above; and (z) two business days after termination of this Agreement in the case of clause (c)(ii) above. The Company acknowledges that that agreements contained in this Section 10.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement.

          (e)   In addition to its right to terminate this Agreement as set forth in Section 7, the Company may pursue any other remedy it may otherwise have, at law, in equity or under any statute. If the Company pursues any such remedy, it shall be entitled to recover, in addition to damages or costs, its reasonable attorneys fees. All rights and remedies of the Company under this Agreement shall be cumulative and not exclusive.

 ARTICLE 11

GOVERNING LAW; MISCELLANEOUS

        11.1    Governing Law.    This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. All parties agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

        11.2    Counterparts; Signatures by Facsimile.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        11.3    Headings.    The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

        11.4    Severability.    In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

        11.5    No Personal Liability of Directors, Officers, Owners, Etc.    No director, officer, employee, shareholder, managing member, member, general partner, limited partner, principal or other agent of either Buyer or the Company shall have any liability for any obligations of the Buyer or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Buyer or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release is a material inducement to each party's entry into this Agreement.

        11.6    Entire Agreement; Amendments.    This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersedes all prior written and oral agreement and understandings relating to the matters covered herein, including, without limitation, any confidentiality agreements. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement; provided, however that after the Closing the Buyer shall be permitted to approve any waiver or amendment related to any rights Buyer has transferred to a third party in accordance with this Agreement. The parties hereto agree that the letter agreement dated December 23, 2010, among the Company, Dunham and the Buyer shall be void and of no further force or effect.

        11.7    Notices.    Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications shall be:

    If to the Company:

      Granite City Food & Brewery Ltd.
      5402 Parkdale Drive, Suite 101
      Minneapolis, Minnesota 55416
      Attention: James G. Gilbertson, Chief Financial Officer
      Telephone: 952-215-0676
      Facsimile: 952-215-0671

    With a copy to:

      Briggs and Morgan, P.A.
      2200 IDS Center
      80 South Eighth Street
      Minneapolis, MN 55402
      Attention: Avron L. Gordon
      Telephone: (612) 977-8455
      Facsimile: (612) 977-8650

    If to Buyer:

      Concept Development Partners LLC
      5724 Calpine Drive
      Malibu, California 90265
      Attention: Dean S. Oakey
      Telephone: (310) 457-0356
      Facsimile: (310) 457-0256

    With a copy to:

      CIC II LP
      500 Crescent Court, Suite 250
      Dallas, Texas 75201
      Attention: Fouad Bashour
      Telephone: (214) 871-6825
      Facsimile: (214) 880-4491

      and

      Fulbright & Jaworski LLP
      1301 McKinney Street, Suite 5100
      Houston, Texas 77010
      Attention: Edward Rhyne
      Telephone: (713) 651-8334
      Facsimile: (713) 651-5246

        Each party shall provide notice to the other party of any change in address in accordance with this section.

        11.8    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Buyer may assign its rights hereunder (a) to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company, provided that such affiliate is an accredited investor (as that term is defined under SEC Regulation D) or (b) subject to the consent of the Company, to any accredited investor (as that term is defined under SEC Regulation D) who purchases the Shares or Registrable Securities in a private transaction from the Buyer.

        11.9    Third Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        11.10    Publicity.    The Buyer shall have a reasonable advance period of time to review and approve any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). Notwithstanding the foregoing, the Company shall file with the SEC a Form 8-K disclosing this Agreement and the transactions contemplated hereby and attaching the relevant agreements and instruments within four business days following the execution of this Agreement.

        11.11    Further Assurances.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        11.12    No Strict Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        11.13    Remedies.    The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

        11.14    Waiver of Jury Trial.    The Company and the Buyer hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any Transaction Documents and for any counterclaim therein; (ii) certify that no party hereto nor any representative or administrative agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waiver, and (iii) acknowledge that such party has been induced to enter into this Agreement or any of the Transaction Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 11.14.

[Remainder of page intentionally left blank ; signature page follows]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

GRANITE CITY FOOD & BREWERY LTD.
By:	/s/ JAMES G. GILBERTSON
Name:	James G. Gilbertson
Title:	Chief Financial Officer
BUYER: CONCEPT DEVELOPMENT PARTNERS LLC
By:	/s/ FOUAD BASHOUR
Name:	Fouad Bashour
Title:	Manager

 EXHIBIT A

GRANITE CITY FOOD & BREWERY LTD.

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

        Granite City Food & Brewery Ltd., a Minnesota corporation (the "Corporation"), does hereby certify that pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation by action in writing by the Board of Directors taken pursuant to Section 302A.239 of the Minnesota Business Corporation Act, did adopt the following resolution authorizing the creation and issuance of a series of preferred stock designated as Series A Convertible Preferred Stock:

        RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of preferred stock of the Corporation and hereby fixes, in addition to the relative rights, voting power, preferences and restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of such preferred stock of the Corporation and the following voting, dividend rate, liquidation preference, conversion and other rights, preferences and restrictions with respect to such shares of preferred stock of the Corporation:

1.    Designation of Series of Preferred Stock.

        Of the 10,000,000 shares of preferred stock which the Corporation is authorized to issue pursuant to its Articles of Incorporation, 3,000,000 of such shares are designated as shares of Series A Convertible Preferred Stock of the Corporation, par value $.01 per share ("Series A Preferred"). Shares of Series A Preferred shall have a stated value of $3.00 per share (the "Stated Value"). Such shares of Series A Preferred, together with the 90,000,000 shares of authorized common stock of the Corporation, the remaining balance of the undesignated shares of preferred stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Articles of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the "capital stock."

2.    Voting Privileges.

        (a)    General.    Each holder of Series A Preferred shall have that number of votes on all matters submitted to the shareholders that is equal to the number of shares of common stock into which such holder's shares of Preferred Stock are then convertible, as hereinafter provided. Each holder of common stock shall have one vote on all matters submitted to the shareholders for each share of common stock standing in the name of such holder on the books of the Corporation. Except as otherwise provided herein, and except as otherwise required by agreement or law, all shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the shareholders.

        (b)    Additional Class Votes by Series A Preferred.    Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Series A Preferred at the time outstanding, the Corporation shall not: (i) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to Series A Preferred as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to Series A Preferred either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series A Preferred; (ii) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to Series A Preferred as to payment of dividends, as to payment or distribution of assets upon the liquidation or dissolution of the corporation, or as to voting rights (on an as-if-converted basis or otherwise); (iii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of this Certificate of Designation, so as to adversely affect the preferences, rights, privileges or powers of Series A Preferred; (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (y) any assets that would be material, individually or in the aggregate, to the Corporation, except purchases of supplies, equipment and inventory in the ordinary course of business consistent with past practice; or (v) sell, lease, exchange or dispose in any other manner, all or substantially all of the assets of the Corporation.

3.    Dividends.

        (a)   The holders of shares of Series A Preferred shall be entitled to receive cumulative dividends, out of funds legally available therefor, at a rate of nine percent (9%) per annum, before any dividend or distribution in cash or other property on common stock or any class or series of stock of the Corporation ranking junior to Series A Preferred as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

        (b)   Dividends on Series A Preferred shall be payable on March 31, June 30, September 30 and December 31 of each year through December 31, 2013 (each such date being hereinafter individually a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty (60) days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of Series A Preferred for each dividend period shall be computed by dividing the annual rate of 9% by four. Dividends payable on Series A Preferred for the initial dividend period and for any other period less than a full quarterly period shall be computed and prorated on the basis of a 360-day year of twelve 30-day months.

        (c)   If the Corporation is unable to pay a dividend on a Dividend Payment Date, the dividend shall be cumulative and shall accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall bear interest at a rate of ten percent (10%) per annum.

        (d)   No cash dividend may be declared on any other class or series of stock ranking on a parity or junior with Series A Preferred as to dividends in respect of any dividend period unless there shall also be or have been declared and paid on Series A Preferred accrued, unpaid dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

        (e)   Dividends on Series A Preferred shall be paid 50% in cash and 50% in shares of fully-paid and nonassessable common stock of the Corporation, valued at the market price per share of the common stock of the Corporation. As used in this Section 3, the term "market price" shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of ninety (90) consecutive trading days prior to the date as of which "market price" is being determined, (ii) if the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (f)    Any portion of a dividend that would result in issuance of a fractional share of common stock shall be paid in cash at the dividend rate set forth in Section 3(a).

4.    Liquidation Preference.

        (a)   In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A Preferred shall be entitled to receive out of the assets of the Corporation an amount per share equal to the Stated Value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation, payment shall be made to the holders of shares of Series A Preferred in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the common stock or any other class of shares of the Corporation ranking junior to Series A Preferred with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred and any liquidation preference on any other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred, to which they respectively shall be entitled, the holders of such shares of Series A Preferred and the holders of any such other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled.

        (b)   Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series A Preferred to convert such shares at any time and from time to time in accordance with Section 5 below.

5.    Optional Conversion Right.

        (a)   The holder of any shares of Series A Preferred may at any time prior to December 31, 2014 convert any or all of the shares of Series A Preferred into fully paid and non-assessable shares of common stock of the Corporation at the rate of two shares of common stock for each share of Series A Preferred, equivalent to a conversion price of $1.50 per share (the "Conversion Price"), subject to adjustment pursuant to Section 5(c). Subject to the provisions of the next sentence, shares of Series A Preferred surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. A holder of Series A Preferred on the record date preceding a Dividend Payment Date who (or whose transferee) converts shares of Series A Preferred on a Dividend Payment Date, will receive the dividend payable on such Series A Preferred by the Corporation on such Dividend Payment Date together with all accumulated but unpaid dividends on such Series A Preferred, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series A Preferred for conversion.

        (b)   In order to convert shares of Series A Preferred into shares of common stock of the Corporation, the holder thereof shall give written notice to the Corporation at such office that such holder elects to convert such shares and shall surrender at the Corporation's corporate offices the certificate or certificates therefor, duly endorsed to the Corporation or in blank, within two business days following delivery of such notice. Shares of Series A Preferred shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of common stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of shares of common stock of the Corporation issuable upon such conversion.

        (c)   The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price each holder of shares of Series A Preferred shall thereafter be entitled to receive the number of shares of common stock of the Corporation obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

        (d)   Except for (i) options, warrants or other rights to purchase securities outstanding on the date of the first issuance of Series A Preferred (provided there is no adjustment to the terms of such options, warrants or other securities on or after the date of issuance of Series A Preferred, other than pursuant to the Corporation's option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010); (ii) options to purchase shares of common stock and the issuance of awards of common stock pursuant to stock option or employee stock purchase plans adopted by the Corporation and shares of common stock issued upon the exercise of such options granted pursuant to such plans (provided there is no adjustment to the terms of such options, awards or other securities on or after the date of issuance of Series A Preferred), appropriately adjusted to reflect stock splits, combinations, stock dividends, reorganizations, consolidations and similar changes; or (iii) common stock issued to holders of Series A Preferred or upon conversion or in lieu of cash dividends on Series A Preferred, if and whenever the Corporation shall issue any additional securities, warrants or rights or any security convertible or exchangeable into equity, securities, warrants or rights (collectively, "Convertible Securities") without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of such additional common stock and the number of shares of common stock outstanding prior to such issuance. For the purpose of the above calculation, the number of shares of common stock immediately prior to such issuance shall be calculated on a fully-diluted basis, as if all shares of Series A Preferred had been fully converted into shares of common stock and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities with an exercise price at or less than the then current market value of the common stock of the Corporation had been fully exercised as of such date. Except as provided in Section 5(g) below, no further adjustments of the Conversion Price shall be made upon the actual issuance of common stock or of any Convertible Securities upon the exercise of such rights or options or upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities.

        (e)   For purposes of this Section 5, in case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase such common stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such common stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its common stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of common stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 5(h), shall be made after giving effect to such adjustment of the Conversion Price.

        (f)    In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of common stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        (g)   If (i) the purchase price provided for in any right or option referred to in Section 5(d), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for common stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution and other than pursuant to the Corporation's option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010), or any Convertible Securities shall terminate, expire or cease to be outstanding without exercise thereof, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (x) the issuance of the number of shares of common stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (y) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of common stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in Section 5(d), or the rate at which any Convertible Securities referred to in Section 5(d) are convertible into or exchangeable for common stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of common stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of common stock delivered as aforesaid.

        (h)   If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and except as otherwise provided herein, lawful and adequate provision shall be made whereby the holders of Series A Preferred shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the common stock of the Corporation immediately theretofore receivable upon the conversion of Series A Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series A Preferred) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series A Preferred, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

        (i)    Upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Conversion Price; provided, however, that any adjustments which by reason of this Section 5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this Section 5(i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of common stock. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 5 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the Conversion Price in addition to those required by this Section 5 as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock, hereafter made by the Corporation to its stockholders shall not be taxable.

        (j)    In case at any time: (i) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred at the addresses of such holders as shown on the books of the Corporation, of the date on which (x) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

        (k)   If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series A Preferred in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

        (l)    As used in this Section 5 the term "common stock" shall mean and include the Corporation's presently authorized common stock and any additional common stock that may be authorized by due action of the Corporation's Board of Directors and shareholders entitled to vote thereon.

        (m)  No fractional shares of common stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of common stock as of the close of business on the day of conversion. As used in this Section 5, the term "market price" shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of twenty (20) consecutive trading days prior to the date as of which "market price" is being determined, (ii) if at any time the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (n)   The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of Series A Preferred, such number of shares of common stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of common stock of the Corporation.

        (o)   The Corporation covenants that if any shares of common stock required to be reserved for purposes of conversion of the shares of Series A Preferred require approval of any governmental authority under any federal or state law, before such shares may be issued upon conversion, the Corporation will cause such shares to be duly approved.

        (p)   The Corporation covenants that all shares of common stock issued upon conversion of the shares of Series A Preferred will upon issue be fully paid and nonassessable and not subject to any preemptive rights.

6.    Automatic Conversion.

        (a)   Series A Preferred shall automatically be converted into shares of common stock of the Corporation, without any act by the Corporation or the holders of Series A Preferred, on December 31, 2014.

        (b)   Upon such automatic conversion, each holder of certificates for shares of Series A Preferred shall immediately surrender such certificates in exchange for appropriate stock certificates representing shares of common stock of the Corporation. Each holder of a share of Series A Preferred so converted shall be entitled to receive the full number of shares of common stock into which such share of Series A Preferred held by such holder could be converted if such holder had exercised its conversion right.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Rights and Preferences on behalf of the Corporation as of the                        day of                                    , 2011.

GRANITE CITY FOOD & BREWERY LTD.

By

Name:

Title:

EXHIBIT B

AMENDMENT NO. 2
TO
DEBT CONVERSION AGREEMENT
BY AND BETWEEN
GRANITE CITY FOOD & BREWERY LTD.
AND
DHW LEASING, L.L.C.

        AMENDMENT NO. 2 to Debt Conversion Agreement (this "Amendment") by and between Granite City Food & Brewery Ltd. ("GCFB") and DHW Leasing, L.L.C. ("DHW") effective as of                        , 2011.

WITNESSETH:

        WHEREAS, DHW and GCFB entered into a Debt Conversion Agreement dated September 21, 2009, as amended by Amendment No. 1 thereto (the "Debt Conversion Agreement");

        WHEREAS, the parties hereto have entered into an agreement under which GCFB will repurchase 3,000,000 shares of GCFB common stock from DHW, dated February 7, 2011 (the "Stock Repurchase Agreement") and, in connection with the transactions contemplated by GCFB's agreement to sell preferred stock to Concept Development Partners, LLC ("CDP"), dated February 8, 2011, (the "Stock Purchase Agreement,") and have agreed in connection therewith to amend this Debt Conversion Agreement in connection with Section 7.4 of the Debt Conversion Agreement.

        NOW, THEREFORE, for good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Debt Conversion Agreement as set forth below. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Debt Conversion Agreement.

        1.     Section 2.5 of the Debt Conversion Agreement is amended by deleting the second paragraph and adding the following language in its place:

          "DHW agrees that it will not sell or dispose of any of the Shares from the period from the Closing Date through December 31, 2015, except as provided under the Stock Repurchase Agreement dated February 8, 2011."

        2.     Sections 4.10 (relating to DHW's right to participate in future issuances) and 4.11 (relating to DHW's rights to appoint certain GCFB directors) are hereby deleted, and each is replaced with "Removed and Reserved."

        3.    Effect of Amendment.    All references to the Debt Conversion Agreement in any document or instrument are hereby amended and shall refer to the Debt Conversion Agreement as amended by this Amendment. Except as amended hereby, the provisions of the Debt Conversion Agreement shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective the date first above written.

GRANITE CITY FOOD & BREWERY LTD
By:
James G. Gilbertson Chief Financial Officer

DHW LEASING, L.L.C.
By:
Donald A. Dunham, Jr.

B-2

EXHIBIT C

AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
GRANITE CITY FOOD & BREWERY LTD.
AND
DHW LEASING, L.L.C.

        AMENDMENT NO. 1 to Registration Rights Agreement (this "Amendment") by and between Granite City Food & Brewery Ltd. ("GCFB") and DHW Leasing, L.L.C. ("DHW") effective as of                        , 2011.

WITNESSETH:

        WHEREAS, DHW and GCFB entered into a Registration Rights Agreement dated October 5, 2009 (the "Registration Rights Agreement");

        WHEREAS, the parties hereto have entered into an agreement under which GCFB will repurchase 3,000,000 shares of GCFB common stock from DHW, dated February 8, 2011 (the "Stock Repurchase Agreement"), in connection with the transactions contemplated by GCFB's agreement to sell preferred stock to Concept Development Partners, LLC ("CDP"), dated February    , 2011 (the "Stock Purchase Agreement,") and have agreed in connection therewith to amend this Registration Rights Agreement in accordance with Section 7.1 of the Registration Rights Agreement.

        NOW, THEREFORE, for good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Registration Rights Agreement as set forth below. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement.

        1.    Suspension of Registration Right.    Section 2.2 of the Registration Rights Agreement is amended by adding the following language as a new paragraph thereto:

          "Notwithstanding the foregoing, DHW may not submit any Registration Requests to GCFB until a minimum of 780,000 of the shares of common stock underlying the preferred stock issued to Investor under the Stock Purchase Agreement dated February 8, 2011 between GCFB and Concept Development Partners LLC have been registered for resale."

        2.    Effect of Amendment.    All references to the Registration Rights Agreement in any document or instrument are hereby amended and shall refer to the Registration Rights Agreement as amended by this Amendment. Except as amended hereby, the provisions of the Registration Rights Agreement shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 effective the date first above written.

GRANITE CITY FOOD & BREWERY LTD.
By:
James G. Gilbertson Chief Financial Officer

DHW LEASING, L.L.C.
By:
Donald A. Dunham, Jr.

C-2

EXHIBIT D

AMENDMENT NO. 3 TO
MASTER AGREEMENT

        THIS AMENDMENT NO. 3 TO MASTER AGREEMENT entered into effective the              day of                         , 2011, by and between DUNHAM CAPITAL MANAGEMENT, L.L.C., DHW LEASING, L.L.C., and DUNHAM EQUITY MANAGEMENT, L.L.C., all South Dakota limited liability companies with a business address of 230 South Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104 (individually referred to as "DCM," "DHW," and "DEM," and collectively referred to as the "Dunham Entities"); and GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation ("Corporation" or "Granite City").

WITNESSETH:

        WHEREAS, the Dunham Entities and the Corporation entered into a Master Agreement dated February 7, 2009, as amended by Amendment No. 1 thereto dated October 5, 2009 and Amendment No. 2 thereto dated January 14, 2011 (collectively, the "Master Agreement");

        WHEREAS, one or more of the Dunham Entities have entered into an agreement dated February 8, 2011 (the "Stock Repurchase Agreement"), whereby the Corporation will purchase certain common stock of the Corporation from DHW; and

        WHEREAS, the parties hereto desire to further amend the Master Agreement pursuant to Section 16 of the Master Agreement to reflect their agreements and understandings.

        NOW, THEREFORE, for good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Master Agreement as set forth below.

        1.    Removal of Certain Provisions.    Sections 10 (relating to board observers), 11 (relating to information covenants), and 12 (relating to the appointment of a Chairman of the Board) are hereby deleted, and the text of each is replaced with "Removed and Reserved." Section 13 shall be deleted effective upon the date the Corporation purchases from one of the Dunham Entities the Troy, Michigan real estate referred to therein, and upon such purchase, all obligations of the Corporation to the Dunham Entities with respect to such real estate shall be deemed satisfied.

        2.    Effect of Amendment.    All references to the Master Agreement in any document or instrument are hereby amended and shall refer to the Master Agreement as amended by this Amendment. Except as amended hereby, the provisions of the Master Agreement shall remain unmodified and in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to Master Agreement to be duly executed as of the date first written above.

DUNHAM CAPITAL MANAGEMENT, L.L.C.	DHW LEASING, L.L.C.
By	By
Its	Its
DUNHAM EQUITY MANAGEMENT, L.L.C.	GRANITE CITY FOOD & BREWERY LTD.
By	By
Its	Its

D-1

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement, dated as of                        , 2011 (this "Agreement"), is entered into by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company"), and Concept Development Partners LLC, a Delaware limited liability company (the "Buyer").

RECITALS

        A.    The Company has issued and sold 3,000,000 shares of its Series A Convertible Preferred Shares to the Buyer (the "Shares"), as set forth in that certain Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), entered into by and between the Company and the Buyer, which Shares are convertible into shares of common stock, $0.01 par value, of the Company (the "Common Stock"); and

        B.    It is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Company provide for the rights set forth in this Agreement with respect to the Common Stock issuable upon conversion of the Shares.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.

        "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        "Buyer" has the meaning set forth in the preamble.

        "Common Stock" has the meaning set forth in the recitals.

        "Company" has the meaning set forth in the preamble.

        "Designated Holder" means the Buyer and any transferee or transferees of Registrable Securities that have not ceased to be Registrable Securities, provided the registration rights conferred by this Agreement have been transferred to such transferee or transferees in compliance with this Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "FINRA" has the meaning set forth in Section 2.2.

        "Indemnified Party" has the meaning set forth in Section 2.5.

        "Indemnifying Party" has the meaning set forth in Section 2.5.

        "Losses" has the meaning set forth in Section 2.5.

        "Person" means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

        "Registrable Securities" means, subject to the immediately following sentence, (i) the shares of Common Stock issuable upon conversion of the Shares, (ii) any shares of Common Stock or other equity securities of the Company issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other equity security of the Company issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses. As to any particular shares of equity securities of the Company constituting Registrable Securities, such shares of equity securities will cease to be Registrable Securities ten years following the date hereof or earlier upon (a) being effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (b) having been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (c) becoming eligible for resale under Rule 144(b)(1) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

        "Registration Statement" means a registration statement (including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement) on Form S-3 (or, if the Company is not eligible to use Form S-3, such other appropriate registration form of the SEC pursuant to which the Company is eligible to register the resale of Registrable Securities) filed by the Company under the Securities Act that registers the resale of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act pursuant to the provisions of this Agreement and permits or facilitates the resale of all the Registrable Securities in the manner (including the manner of sale) reasonably requested by the Designated Holders.

        "Representatives" has the meaning set forth in Section 2.5.

        "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Shares" has the meaning set forth in the recitals.

        "Stock Purchase Agreement" has the meaning set forth in the recitals.

ARTICLE II

REGISTRATION RIGHTS

        2.1    Shelf Registration.

          (a)   The Company shall, as soon as practicable and at its own expense, but in no event later than seventy-five (75) calendar days after the Closing Date, file a Registration Statement with the SEC covering the resale of all of the Registrable Securities and shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 120 days after the Closing Date. The Company agrees to include in the Registration Statement all information regarding the Designated Holders and the intended methods of distribution which the Designated Holders shall reasonably request. If the SEC precludes the Company from including all of the Registrable Securities in the Registration Statement for any reason, including but not limited to the availability of Rule 415 under the Securities Act, the Designated Holders hereby agree that the Company shall not be in breach of its obligations under Section 2.1 of this Agreement, provided that the Company agrees to file one or more additional Registration Statements, when permitted by the SEC, registering additional Registrable Securities until the earlier to occur of (1) all Registrable Securities being registered under the Securities Act or (2) the unregistered Registrable Securities ceasing to be Registrable Securities.

          (b)   The Company shall use its best efforts to keep the Registration Statement filed pursuant to this Section 2.1 continuously effective until the date all of the securities registered thereby cease to be Registrable Securities.

        2.2    Registration Procedures.    The Company will use its best efforts to effect the registration of Registrable Securities pursuant to this Agreement in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a)   within a reasonable period of time, and not less than three days, before filing the Registration Statement, or any amendment or supplement, furnish to the counsel selected by the Designated Holders a copy of such Registration Statement, and will provide such counsel with all correspondence with the SEC regarding the Registration Statement and notice of the effectiveness of the Registration Statement;

          (b)   prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the Securities Act or otherwise keep such Registration Statement effective for the period provided for in Section 2.1(b);

          (c)   furnish to each Designated Holder such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Designated Holder;

          (d)   use its best efforts to register or qualify such Registrable Securities under such state securities or blue sky laws as any Designated Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Designated Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Designated Holder and to keep each such registration or qualification (or exemption therefrom) effective during the period that the Registration Statement is required to be kept effective; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

          (e)   notify each Designated Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, the Company will, as soon as possible, prepare and furnish to each Designated Holder the number of copies reasonably requested by such Designated Holder of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (f)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be approved for trading on any automated quotation system of a national securities association on which similar securities of the Company are quoted;

          (g)   enter into such customary agreements (including underwriting agreements containing customary representations and warranties by the Company and customary indemnification and contribution provisions to and from the underwriters) and take all other customary and appropriate actions as the Designated Holders reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (h)   notify each Designated Holder of any stop order issued or threatened by the SEC or any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction;

          (i)    otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (j)    in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, use its best efforts to promptly obtain the withdrawal of such order;

          (k)   if such registration includes an underwritten offering and if requested by a Designated Holder, use its best efforts to obtain one or more comfort letters, dated the effective date of the Registration Statement and dated the date of the closing under the underwriting agreement, signed by the Company's independent public accountants in customary form and covering such matter of the type customarily covered by comfort letters as the Designated Holders reasonably request;

          (l)    if such registration includes an underwritten offering and if requested by a Designated Holder, provide a legal opinion of the Company's outside counsel, dated the effective date of the Registration Statement and dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

          (m)  subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, and any attorney, accountant or other agent retained by such seller, during normal business hours of the Company at the Company's corporate office and without unreasonable disruption of the Company's business or unreasonable expense to Company and for the purpose of due diligence with respect to the Registration Statement, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonable requested by such persons, and cause the Company's officers, directors, employees and independent accountants to supply all similar information reasonably requested by any such seller, managing underwriter, attorney, accountant or agent in connection with the Registration Statement, as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

          (n)   if the Designated Holders become entitled, pursuant to an event described in clauses (ii) or (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such Registrable Securities to the then effective Registration Statement, promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly issued Registrable Securities and will use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective within 120 days of the date that the need to file the Registration Statement arose, and (ii) keep such additional Registration Statement effective during for the period described in Section 2.1(b);

          (o)   if requested by a Designated Holder, (i) incorporate in, as soon as practicable, a prospectus supplement or post-effective amendment such information as a Designated Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to the Registration Statement if reasonably requested by a Designated Holder selling any Registrable Securities pursuant to the Registration Statement;

          (p)   cooperate with each seller of Registrable Securities and its counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. ("FINRA"); and

          (q)   take all other steps reasonably necessary to effect the registration of the. Registrable Securities contemplated hereby.

        2.3    Conditions Precedent to Company's Obligations Pursuant to this Agreement.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each of the Designated Holders whose Registrable Securities are to be registered pursuant to this Agreement furnish its written agreement to be bound by the terms and conditions of this Agreement prior to performance by the Company of its obligations hereunder. By executing and delivering this Agreement, each Designated Holder represents and warrants that the information concerning, and representations and warranties by, such Designated Holder, including information concerning the securities of the Company held, beneficially or of record, by such Designated Holder, furnished to the Company pursuant to the Stock Purchase Agreement or otherwise, are true and correct as if the same were represented and warranted on the date the Registration Statement is filed with the SEC or the date of filing with the SEC of any amendment thereto, and each Designated Holder covenants to immediately notify the Company in writing of any change in any such information, representation or warranty and to refrain from offering or disposing of any securities pursuant to the Registration Statement until the Company has reflected such change in the Registration Statement. By executing and delivering this Agreement, each Designated Holder further agrees to furnish any additional information as the Company may reasonably request in connection with any action to be taken by the Company pursuant to this Agreement, and to pay such Designated Holder's expenses which are not required to be paid by the Company pursuant to this Agreement.

        2.4    Fees and Expenses.    All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, fees and disbursements of counsel for the Company, all independent certified public accountants of the Company, and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of the Company's employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on any automated quotation system of a national securities association on which similar securities of the Company are quoted. The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities or any of the expenses incurred by any Designated Holder that are not payable by the Company, such costs to be borne by such Designated Holder or Holders, including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any Designated Holder's Registrable Securities; fees and disbursements of counsel or other professionals that any Designated Holder may choose to retain in connection with the Registration Statement filed pursuant to this Agreement; selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any Designated Holder; FINRA filing fees; and any other expenses incurred by or on behalf of such Designated Holder in connection with the offer and sale of such Designated Holder's Registrable Securities other than expenses that the Company is expressly obligated to pay pursuant to this Agreement.

        2.5    Indemnification.

          (a)   The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Designated Holder and its general or limited partners, officers, directors, members, shareholders, managers, employees, advisors, representatives, agents and Affiliates (collectively, the "Representatives") from and against any loss, claim, damage, liability, attorney's fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Losses"), joint or several, and any action in respect thereof to which such Designated Holder or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall advance to and reimburse each such Designated Holder and its Representatives for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to any such Designated Holder, Representative or other indemnitee under this Section 2.5(a) in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Designated Holder or its Representatives expressly for use therein and, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Registration Statement, to the extent a prospectus relating to the Registrable Securities was required to be delivered by such Designated Holder under the Securities Act in connection with such purchase, there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the final prospectus that corrects such untrue statement or alleged untrue statement or omission or alleged omission, if the Company had previously furnished copies thereof to such Designated Holder, or (y) such Designated Holder's use of a Registration Statement or the related prospectus during a period when a stop order has been issued in respect of such Registration Statement or any proceedings for that purpose have been initiated or use of a prospectus when use of such prospectus has been suspended pursuant to Section 2.2(e) or 2.2(h); provided that in each case, that such Designated Holder received prior written notice of such stop order, initiation of proceedings or suspension from the Company. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders.

          (b)   In connection with the filing of the Registration Statement by the Company pursuant to this Agreement, the Designated Holders will furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement and the related prospectus and, to the fullest extent permitted by law, each such Designated Holder will indemnify and hold harmless the Company and its Representatives from and against any

  Losses, severally but not jointly, and any action in respect thereof to which the Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during a suspension as set forth in Section 2.2(e) or 2.2(h) in each case after such Designated Holder's receipt of written notice of such suspension, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto in connection with a sale of Registrable Securities and as required under the Securities Act, in reliance upon and in conformity with written information prepared and furnished to the Company by such Designated Holder expressly for use therein or by failure of such Designated Holder to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto, and such Designated Holder will reimburse the Company and each Representative for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that such Designated Holder shall not be liable in any such case if, prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such Designated Holder has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto that corrected or made not misleading information previously furnished to the Company. The obligation of each Designated Holder to indemnify the Company and its Representatives shall be limited to the net proceeds received by such Designated Holder from the sale of Registrable Securities under such Registration Statement. In no event, however, shall any Designated Holder be liable for indirect, incidental or consequential or special damages of any kind.

          (c)   Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 2.5(a) or 2.5(b) (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party under Section 2.5(a) or 2.5(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, and provided, and for so long as, the Indemnifying Party diligently pursues the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party.

          (d)   If the indemnification provided for in this Section 2.5 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Designated Holders on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Designated Holder on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Designated Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.5, no Designated Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Designated Holder were offered to the public exceeds the amount of any Losses that such Designated Holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Designated Holder's obligations to contribute pursuant to this Section 2.5 is several in the proportion that the proceeds of the offering received by such Designated Holder bears to the total proceeds of the offering. The indemnification provided by this Section 2.5 shall be a continuing right to indemnification with respect to sales of Registrable Securities and shall survive the registration and sale of any Registrable Securities by any Designated Holder and the expiration or termination of this Agreement. The indemnity and contribution agreements contained herein are in addition to any other liability that any Indemnifying Party might have to any Indemnified Party.

        2.6    Participation in Registrations.    Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(e) or 2.2(h) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 2.2(e) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies thereof, other than permanent file copies, then in such Designated Holder's possession of such documents at the time of receipt of such notice. Furthermore, each Designated Holder agrees that if such Designated Holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the Designated Holder will use only the latest version of such prospectus provided by Company.

ARTICLE III

TRANSFERS OF CERTAIN RIGHTS

        3.1    Transfer.    The rights granted to the Buyer by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to the Buyer's Affiliates and members and to CIC II L.P. and to the partners of CIC II L.P., to the extent Registrable Securities are transferred or assigned to such Persons, and all other rights granted to the Buyer by the Company hereunder may be transferred or assigned to any such transferee or assignee of Registrable Securities; provided, in each case, that the Buyer must give written notice of any such transfer or assignment to the Company at the time of, or within a reasonable time after, any such transfer or assignment, stating the name and address of the transferee(s) or assignee(s) and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned.

        3.2    Transferees.    Any permitted transferee or assignee to whom rights under this Agreement are transferred or assigned shall, as a condition to such transfer or assignment, deliver to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed upon the Buyer under this Agreement to the same extent as if such transferee or assignee were the Buyer hereunder.

        3.3    Subsequent Transferees or Assignees.    A transferee or assignee to whom rights are transferred or assigned pursuant to this ARTICLE III may not again transfer or assign such rights to any other person or entity, other than as provided in Section 3.1 or 3.2 above.

ARTICLE IV

MISCELLANEOUS

        4.1    Current Public Information.    The Company covenants that it will use its best efforts to timely file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will use its best efforts to take such further action as the Buyer may reasonably request, all to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of a Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements during the 12-month period immediately preceding the date of such request.

        4.2    Recapitalizations, Exchanges, etc.    The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of capital stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

        4.3    No Inconsistent Agreements.    The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Buyer in this Agreement. The parties hereto acknowledge and agree that the Company has granted registration rights heretofore and may grant registration rights hereafter, which are or shall be pari passu with the registration rights of the Buyer, and shall not be deemed to conflict with this covenant.

        4.4    Amendments and Waivers.    The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of the Designated Holders.

        4.5    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid wider applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        4.6    Counterparts.    This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        4.7    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or five days after being placed in the mail, if mailed by regular United States mail, to the parties at the following addresses (or to such other address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):

        If to the Company:

    Granite City Food & Brewery Ltd.
    5402 Parkdale Drive, Suite 101
    Minneapolis, Minnesota 55416
    Attention: James G. Gilbertson
    Telephone: (952) 215-0676
    Facsimile: (952) 215-0671

        With a copy to:

    Briggs and Morgan, P.A.
    2200 IDS Center
    80 South Eighth Street
    Minneapolis, MN 55402
    Attention: Avron L. Gordon
    Telephone: (612) 977-8455
    Facsimile: (612) 977-8650

        If to Buyer:

    Concept Development Partners LLC
    5724 Calpine Drive
    Malibu, California 90265
    Attention: Dean S. Oakey
    Telephone: (310) 457-0356
    Facsimile: (310) 457-0256

        With a copy to:

    CIC II LP
    500 Crescent Court, Suite 250
    Dallas, Texas 75201
    Attention: Fouad Bashour
    Telephone: (214) 871-6825
    Facsimile: (214) 880-4491

        and

    Fulbright & Jaworski LLP
    1301 McKinney Street, Suite 5100
    Houston, Texas 77010
    Attention: Edward Rhyne
    Telephone: (713) 651-8334
    Facsimile: (713) 651-5246

        4.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflicts of laws rules or provisions.

        4.9    Captions.    The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

        4.10    No Prejudice.    The terms of this Agreement shall not be construed in favor of or against any party hereto on account of its participation in the preparation hereof.

        4.11    Words in Singular and Plural Form.    Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

        4.12    Remedy for Breach.    The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Designated Holders would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the Designated Holders shall be entitled, and notwithstanding any election by any Designated Holder to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any Designated Holders may have at law or in equity.

        4.13    Successors and Assigns, Third Party Beneficiaries.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each assignee of the Designated Holders permitted pursuant to ARTICLE III and their respective permitted successors and assigns and executors, administrators and heirs. Designated Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Designated Holders.

        4.14    Entire Agreement.    This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

        4.15    Attorneys' Fees.    In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty, covenant or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses of such action or suit from the other party in addition to any other relief ordered by any court.

        IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

THE COMPANY:
GRANITE CITY FOOD & BREWERY LTD.
By
Name: James G. Gilbertson Title: Chief Financial Officer

BUYER:
CONCEPT DEVELOPMENT PARTNERS LLC
By
Name:
Title:

Registration Rights Agreement
Signature Page

EXHIBIT F

FORM OF
RELEASE AND ESCROW AGREEMENT

        This Release and Escrow Agreement (the "Agreement") has been executed as of the date shown below by and between:

        (a)   DHW Leasing, L.L.C., 230 S. Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104 (the "Borrower");

        (b)   Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, St. Louis Park, MN 55416 (the "Issuer");

        (c)                                        (the "Bank"); and

        (d)   First Dakota Title, 600 South Main Avenue, Sioux Falls, South Dakota 57104 (the "Escrow Agent").

RECITALS:

        WHEREAS, the Bank is the holder of a certain promissory note (the "Note") executed by the Borrower in favor of the Bank on or about September 1, 2010, in the original principal amount of $            ;

        WHEREAS, the Note is secured by a certain pledge agreement (the "Pledge Agreement") executed by the Borrower as of September 1, 2010, describing certain shares of common stock, par value $.01 per share of Issuer owned by Borrower (the "Pledged Shares"); and

        WHEREAS, by letter agreement dated on or about December     , 2010 (the "Letter Agreement"), the Bank consented to the sale of                        (the "Sale Shares") of the Pledged Shares and further agreed to release the Sale Shares from all liens and encumbrances held by the Bank, including those under the Pledge Agreement or otherwise, at the closing contemplated under the definitive agreement described below, without a requirement of additional or replacement collateral, it being understood that the remainder of the Pledged Shares shall continue to be subject to the Pledge Agreement; and

        WHEREAS, as contemplated under the letter agreement, the Borrower, Issuer and the Investor identified therein have entered into a certain definitive stock repurchase agreement (the "Stock Repurchase Agreement") executed as of February 8, 2011 relating, among other things, to the Issuer's repurchase from Borrower of an aggregate of 3,000,000 shares of the Issuer's common stock and the grant of a right of first refusal option (the "ROFR"); and

        WHEREAS, the parties have entered into this Agreement to establish the terms and conditions under which the Sale Shares shall be released from the lien of the Pledge Agreement upon the closing under the Stock Repurchase Agreement; and

        WHEREAS, the Bank is party to a certain Intercreditor Agreement among the Bank,                        Bank and                        Bank, dated October 5, 2009 (the "Intercreditor Agreement").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

        1.     DEFINITIONS.

        Terms not otherwise defined herein shall be defined in accordance with the Stock Repurchase Agreement, which has been furnished to the Bank and is incorporated herein for reference of certain provisions thereof.

        2.     ESTABLISHMENT OF ESCROW.

        (a)   The Bank has deposited with the Escrow Agent upon execution hereof Certificate No.                         representing the total amount of shares held by the Bank, Escrow Agent is directed to deliver such Certificate No.       to Wells Fargo Shareowner Services ("Transfer Agent") directing the Transfer Agent to reissue two Certificates, with one representing the Sale Shares, together with an assignment separate from certificate authorizing the transfer of the Sale Shares, and a Certificate representing the remaining shares held by the Bank. The Transfer Agent shall cause the remaining shares to be imprinted thereon with the following restrictive legend which gives notice of the ROFR. Once the restrictive legend has been placed on the Certificate evidencing the remaining shares, such Certificate shall be returned to the Bank:

THESE SECURITIES ARE SUBJECT TO A RIGHT OF FIRST REFUSAL BY GRANITE CITY FOOD & BREWERY LTD. AND ITS SUCCESSORS AND ASSIGNS, PURSUANT TO THE TERMS OF A STOCK REPURCHASE AGREEMENT DATED FEBRUARY 8, 2011 (THE "REPURCHASE RIGHT"). ANY SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES SHALL BE SUBJECT TO SUCH REPURCHASE RIGHT AND ANY PURPORTED SALE, TRANSFER OR OTHER DISPOSITION WHICH DOES NOT REFERENCE THE REPURCHASE RIGHT SHALL BE NULL AND VOID. ANY PERSON ACQUIRING ANY PORTION OF THESE SECURITIES SHALL BE DEEMED TO HAVE ADOPTED AND BE BOUND BY SUCH REPURCHASE RIGHTS. A COPY OF THE STOCK REPURCHASE AGREEMENT HAS BEEN FILED BY GRANITE CITY FOOD & BREWERY LTD. WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY CONTACTING THE CHIEF FINANCIAL OFFICER AND/OR SECRETARY OF THE COMPANY AT ITS REGISTERED OFFICE IN THE STATE OF MINNESOTA.

        (b)   The Escrow Agent hereby acknowledges receipt of the Sale Shares described in subparagraph (a) (the "Escrow Property") and hereby agrees to act as Escrow Agent and to hold, safeguard and disburse the Escrow Property, pursuant to the terms and conditions hereof.

        3.     DISTRIBUTION OF ESCROW PROPERTY.

        (a)   Subject to the terms and conditions of this Agreement, the Escrow Agent shall distribute the Sale Shares upon receipt by the Escrow Agent of total consideration in the amount of $7,050,000 (the "Purchase Price"). Upon such receipt, Sale Shares delivered to the Escrow Agent under Sections 2(a) above shall be immediately delivered by the Escrow Agent to the Issuer, or to such entity as may be designated by the Issuer.

        (b)   Upon receipt of the Purchase Price, the parties agree that the Purchase Price shall be distributed by the Escrow Agent to the Bank and other secured creditors identified in the Intercreditor Agreement as, follows:

Bank	Amount
Great Western Bank	$4,406,251.14
Dacotah Bank	$881,249.62
CorTrust Bank	$1,762,499.24

Total	$7,050,000.00

        4.     RELEASE OF LIENS.

        (a)   Any and all liens of the Bank in the Sale Shares shall be deemed released and discharged upon distribution of the Escrow Property in accordance with this Agreement without the necessity of any further act on the part of any party. The Bank agrees to cooperate with Issuer with regard to the execution and filing of any documents and instruments as may be necessary to evidence the release of any and all liens as security interests in the Sale Shares.

        (b)   The parties agree that the lien of the Bank in the Sale Shares shall continue pending receipt by the Escrow Agent of the Purchase Price and delivery of the Purchase Price in accordance with Section 3 above. Pending such receipt, the Escrow Agent agrees to hold the Sale Shares as agent and bailee for the Bank.

        5.     TERMINATION OF ESCROW.

        The escrow contemplated under this agreement shall terminate on July 31, 2011, unless the Closing has occurred on or before such date. Upon termination of the escrow, the Escrow Property shall be returned to the Bank or the Borrower, as appropriate.

        6.     RIGHT OF FIRST REFUSAL.

        Subject to compliance with the applicable provisions of the Uniform Commercial Code regarding the disposition of pledged collateral by a secured party following default, the Bank hereby consents to the grant of ROFR granted by Borrower to the Issuer and the Investor, as set forth in the Stock Repurchase Agreement, to purchase any of the shares of Common Stock beneficially owned by the Borrower that Borrower desires to sell after the Closing, but prior to the fifth anniversary of the Closing or, if later, the repayment of the Note. The Issuer agrees that any proceeds from the sale of the pledged collateral shall be paid to the Bank, as its interest appears. The Bank agrees to (i) provide written notice of a default by Borrower to the Borrower, the Issuer and the Investor promptly following a default, and at least 10 days prior to any proposed disposition of any of the Pledged Shares, and (ii) to provide the Issuer and the Investor with the date, time, place and terms of sale, the opportunity to participate as a bidder in any sale of the Pledged Shares and (subject to compliance with such applicable provisions of the Uniform Commercial Code regarding the disposition of pledged collateral by a secured party following default) to permit the Issuer or the Investor, as the case may be, to exercise the right of first refusal. The Bank agrees that its obligations under this Section shall survive the Closing,

        7.     DUTIES OF ESCROW AGENT.

        (a)   The Escrow Agent shall have the duty to give the Escrow Property held by it hereunder no lesser degree of care than it gives its own similar property.

        (b)   The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Borrower and Issuer shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest incident to any such delays.

        (c)   The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The

Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

        (d)   The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

        (e)   The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof.

        (f)    The Escrow Agent shall not be called upon to advise any party as to the advisability of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

        (g)   The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Property to any successor of the Escrow Agent jointly designated by the Bank and Borrower in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Property until receipt of (A) a joint written designation of a successor Escrow Agent or a joint written disposition instruction by the Bank and Borrower or (B) a final non-appealable order of a court of competent jurisdiction regarding the designation of a successor Escrow Agent or the disbursement of the Escrow Property.

        (h)   In consideration for the Escrow Agent's services hereunder, the Issuer agrees to pay the fees, costs, charges and expenses of the Escrow Agent, including reasonable attorneys' fees, which are incurred in connection with the performance of its duties and obligations hereunder (the "Fees"). The Escrow Agent's fees are described in Exhibit A hereto. The Escrow Agent shall submit written information (including copies of receipts) to the Bank and Issuer with respect to the nature and amount of all expenses which it may incur prior to payment of the same.

        8.     LIMITED RESPONSIBILITY.

        This Agreement expressly sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent.

        9.     NOTICES.

        All notices, requests or other communications required under this Agreement will be in writing and will be deemed "given": (i) if delivered in person or by courier, upon receipt by the intended recipient or upon the date of delivery (as confirmed by, if delivered by courier, the records of such courier); (ii) if sent by facsimile transmission, when the sender receives confirmation from the sending facsimile machine that such facsimile transmission was transmitted to the facsimile number of the addressee; (iii) if mailed, upon the date of delivery as shown by the return receipt therefor; or (iv) if delivered by a nationally recognized mail delivery service, upon the date of delivery. Notices must be sent to the addresses set forth in the introduction to this Agreement.

        10.   EXCLUSIVE JURISDICTION; SERVICE OF PROCESS.

        The parties agree and consent that any proceeding seeking to enforce any provision of this Agreement will be instituted and adjudicated solely and exclusively in any state or federal court of competent jurisdiction located in Minnehaha County in the State of South Dakota. Each party hereto agrees that each such court will have personal jurisdiction over it with respect to such proceeding, and waives any objections it may have, and expressly consents, to such personal jurisdiction. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT

        11.   SECTION HEADINGS.

        The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

        12.   WAIVER.

        The rights and remedies of the parties are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        13.   EXCLUSIVE AGREEMENT AND MODIFICATION.

        This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parties.

        14.   GOVERNING LAW.

        This Agreement will be governed by and construed in accordance with the laws of the State of South Dakota (exclusive of conflicts of law provisions of any jurisdiction and the principles of comity).

        15.   ASSIGNMENT.

        No party may assign any of its rights and/or obligations hereunder without the consent of all other parties.

        16.   EXECUTION IN COUNTERPARTS AND DELIVERY OF ELECTRONIC SIGNATURES.

        This Agreement may be executed in any number of counterparts. All such counterparts will be deemed to be originals and will together constitute but one and the same instrument. This Agreement will become effective upon its execution by the parties thereto. The executed counterparts of this Agreement and any ancillary documents thereto, such as amendments, may be delivered by electronic means, such as email and/or facsimile, and the receiving party may rely on the receipt of such executed counterpart as if the original had been received.

        IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of                        day of                                    2011.

GRANITE CITY FOOD & BREWERY LTD.
By:
Steven J. Wagenheim
Its: President

Signature page to Release and Escrow
Agreement executed February             , 2011

[BANK]
By:
Its:

Signature page to Release and Escrow
Agreement executed February             , 2011

GRANITE CITY FOOD & BREWERY LTD
By:
Steven J. Wagenheim
Its: President

Signature page to Release and Escrow
Agreement executed February             , 2011

DISCLOSURE SCHEDULES

TO

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

GRANITE CITY FOOD & BREWERY LTD.

AND

CONCEPT DEVELOPMENT PARTNERS LLC

February 8, 2011

i

SCHEDULE 4.3—CAPITALIZATION

  1.
  Options: In addition to the options disclosed in the SEC Documents:

        1.     The Company's board of directors granted options to certain of its employees, including its executive officers, on December 28, 2010, to purchase an aggregate of 174,000 shares of common stock.

        2.     The board of directors has authorized an option exchange plan, contingent on shareholder approval of the plan at the upcoming shareholder meeting, which would permit the exchange of outstanding options held by employees for the purchase of 193,778 shares of common stock with exercise prices in excess of $6.00 per share for new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share. See the proxy statement, Proposal No. 3, for more detail.

(The following are set forth in the SEC Documents but are summarized here for convenience).

  2.
  Participation Rights: Under the Debt Conversion Agreement between DHW and the Company dated September 21, 2009, DHW received certain rights to participate in private placements to maintain its percentage ownership. This right is being terminated by the signing of an Amendment No. 2 to the Debt Conversion Agreement in connection with the Transactions.

  3.
  Registration Rights:

        1.     DHW has registration rights received in the Debt Conversion Agreement in September 2009, which generally entitled it to the filing of an initial resale registration statement (which became effective Feb. 5, 2010) and demand rights to file an additional registration statement each six months, but only if all previously registered shares have been sold. DHW's registration rights terminate when all its securities can be sold without volume limitations or three years from closing, whichever is earlier. These rights will be suspended by Amendment No. 1 to the DHW Registration Rights Agreement in connection with the Transactions.

        2.     The warrants held by certain of the Company's landlords under rent reduction agreements signed January—September 2009, including those held by the Dunham Landlords and their transferees, have piggy-back registration rights generally entitling them to notice of and inclusion in a registration statement being filed by the Company, including the registration statement in connection with these Transactions. However, most of these parties have already exercised such piggyback registration rights in connection with the DHW registration statement effective on February 5, 2010.

  4.
  Anti-Dilution Rights: Anti-dilution rights are present and outstanding in the warrants held by the Harmony Equity Income Funds and its assigns ("Harmony") pursuant to the March 30, 2009 bridge loan transaction, which provide for adjustments to the number of the warrants and their exercise price if the Company issues securities below the current exercise price of the warrant. These warrants currently have an exercise price of $1.52.

1

SCHEDULE 4.4—NO CONFLICTS

        1.     The Company has certain agreements and negative covenants under the terms of the Bridge Loan Agreement with Harmony. The Company will seek a waiver of the applicable negative covenants from Harmony. The Company intends to repay the Harmony bridge note with the proceeds concurrent with closing, which will terminate such negative covenants.

        2.     The Company will be required to obtain approvals and permits from agencies regulating the sale of alcoholic beverages and the brewing of beer in some of the jurisdictions in which it operates.. No approvals or permits have been obtained.

        3.     The Company is required to obtain the consents of landlords for the following leased locations: (a) St. Louis Park, Minnesota; (b) Creve Coeur, Missouri. No approvals or permits have been obtained.

        4.     The Company is required to obtain the consent of Carlton Financial Corporation, as Lessor ("Carlton"), under that certain Master Lease Agreement by and between Carlton and the Company dated August 16, 2006, to any change in control. The Company intends to repay the Carlton agreement with the proceeds concurrent with closing, which will terminate such negative covenants.

        5.     DHW is seeking the consent of Great Western Bank, CorTrust Bank and Dacotah Bank under the Release and Escrow Agreement attached hereto.

2

SCHEDULE 4.6—ABSENCE OF CERTAIN CHANGES

        1.     The Company sold an aggregate of approximately $930,000 (face value) of gift cards to Costco Wholesale Corporation at a discount of 31% from November 2010 to January 2011. Previously, sales of gift cards were made primarily through the Company's restaurants or in other direct transactions.

        2.     On December 30, 2010, DCM entered into agreements with General Growth Properties affiliates ("GGP") under which GGP agreed to restructure the rents for the Maumee, Ohio and Ft. Wayne, Indiana locations and DCM issued a promissory note in the amount of $400,000 to GGP to discharge and terminate the lease on the closed Rogers, Arkansas restaurant location.

3

SCHEDULE 4.7—LITIGATION

        Pursuant to an engagement letter dated September 16, 2009 (the "Engagement Agreement"), the Company engaged KeyBanc Capital Markets ("KBCM") as an exclusive financial advisor to our board of directors and has utilized KBCM on an advisory basis. The Company proposes to pay an advisory fee to KBCM in the amount of $350,000, contingent upon the closing of the transactions contemplated by the Agreement. Upon payment of such advisory fee, the Engagement Agreement and the obligations of KBCM and the Company will terminate in all respects. If the transactions contemplated by the Agreement do not close, the Amendment will terminate and be void.

4

SCHEDULE 4.14—TITLE TO PROPERTY

        1.     In connection with the March 2009 Harmony bridge loan, Harmony has (i) a lien and mortgage on the Company's leasehold interest in its Sioux Falls location and the buildings, improvements and fixtures at that location, and (ii) a lien and mortgage on the Company's trademarks, copyrights, works of authorship, patents, and certain know-how. Harmony's security interests will terminate when the Company pays off the Harmony loan, which it intends to do with the proceeds of the credit facility concurrent with the Closing Date.

        2.     First National Bank has liens on personal property and fixtures of the Fargo, Clive, IA, and Davenport, IA locations, and on a checking account. (See UCC filings). First National's security interests will terminate when the Company pays them off, which it intends to do with the proceeds of the credit facility concurrent with the Closing Date.

        3.     Home Federal Savings Bank—lease filings as to specific equipment at Company headquarters and leased equipment (See UCC filings) (Carlton is assignor for most).

        4.     Premier Restaurant Equipment—leased equipment at Rockford, IL location (See UCC filings)

        5.     US Express Leasing—leased personal property at Company headquarters (See UCC filings)

        6.     Carlton—lease filing with regard to Company headquarters and specified equipment at Olathe, KS location (See UCC filings)

5

SCHEDULE 4.16—NO BROKERS

See Schedule 4.7.

6

SCHEDULE 4.17—REGISTRATION RIGHTS

See Schedule 4.3.

7

SCHEDULE 4.21—ERISA

Compensation Plans and Arrangements:

  1.
  Granite City Food & Brewery 401(k) Plan

  2.
  The Company offers its employees medical insurance, dental insurance, vision insurance, flexible spending accounts (under a Flexible Benefits Plan), life and accidental death and dismemberment insurance, and short-term and long-term disability insurance, each pursuant to certain eligibility requirements.

  3.
  Amended and Restated Equity Incentive Plan

  4.
  Amended and Restated 1997 Director Stock Option Plan (expired; no further options may be granted thereunder)

  5.
  Non-equity incentive plan (used for annual incentive compensation of executive officers, based on achievement of performance goals, paid in cash); see proxy for historical description of process

  6.
  Employment agreements with Steven J. Wagenheim, James G. Gilbertson, and Darius H. Gilanfar

8

SCHEDULE 5.1(b)—ISSUANCES OF STOCK—EXCEPTIONS

See Schedule 5.1(n) #4.

9

SCHEDULE 5.1(n)—BENEFITS/COMPENSATION ARRANGEMENTS : EXCEPTIONS

        1.     The Company proposes to enter into, on or before the date of this Agreement, an Amended and Restated Executive Employment Agreement with Steven J. Wagenheim, the terms of which have been disclosed to Buyer.

        2.     The Company's Board of Directors made grants of options and authorized an option exchange program on December 28, 2010, as described in Schedule 4.3.

        3.     The Company's Board of Directors intends to pay fees to independent board members and the Chairman of the Board in connection with the consideration and negotiation of the Transactions.

        4.     The Company's Board of Directors intends to (a) modify certain options to purchase 5,000 shares of the Company's common stock held by our non-employee directors to provide for vesting after departure from the Board and (b) grant new options to purchase 5,000 shares of common stock to our resigning non-employee directors in place of the non-employee director options that would have been awarded to them during 2011 in the normal course, and (c) provide that each of the forgoing options vests in full upon the Closing Date, in each case to compensate these individuals for the forfeitures of stock options due to their planned resignations in connection with the Transaction.

10

SCHEDULE 5.1(p)—NEW CONTRACTS : EXCEPTIONS

        1.     The Company intends to enter into various agreements related to the procurement of food and alcoholic beverages, including the bottling and packaging of beer, any of which could exceed the limits set forth in 5.1(p) and for which there may be no precedent business transactions.

        2.     The Company proposes to enter into an agreement with KeyBanc, as described on Schedule 4.7.

        3.     Contracts with service providers related to the Transactions shall be excepted from the limitations in 5.1(p), including, but not limited to, that the Company intends to enter into an agreement with a proxy solicitor with respect to the Transactions, and all payments of transaction costs.

        4.     See Schedule 5.1(n), #3.

11

SCHEDULE 5.7—USE OF PROCEEDS

In addition to the other uses of proceeds set forth in Section 5.7 of the Stock Purchase Agreement, the Company plans to repay the following outstanding indebtedness:

        1.     Repayment of the Harmony Bridge Loan in the approximate amount of $686,106;

        2.     Repayment to First National Bank in the approximate amount of $1,125,021; and

        3.     Repayment of Carlton equipment leases in the approximate amount of: $708,008.

12

QuickLinks

  EXHIBIT 10.1
ARTICLE 1 DEFINITIONS
ARTICLE 2 PURCHASE AND SALE OF PREFERRED STOCK
ARTICLE 3 BUYER'S REPRESENTATIONS AND WARRANTIES
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE 5 COVENANTS
ARTICLE 6 CONDITIONS TO EACH PARTY'S OBLIGATIONS
ARTICLE 7 CONDITIONS TO THE COMPANY'S OBLIGATION
ARTICLE 8 CONDITIONS TO BUYER'S OBLIGATION
ARTICLE 9 INDEMNIFICATION
ARTICLE 10 TERMINATION
ARTICLE 11 GOVERNING LAW; MISCELLANEOUS
EXHIBIT A
GRANITE CITY FOOD & BREWERY LTD. CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK
AMENDMENT NO. 3 TO MASTER AGREEMENT
RECITALS
AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II REGISTRATION RIGHTS
ARTICLE III TRANSFERS OF CERTAIN RIGHTS
ARTICLE IV MISCELLANEOUS
RECITALS